Exhibit 10.50

GROUND LEASE

THIS GROUND LEASE (this “Lease”) is made as of the 8th day of October, 2010 (the “Effective Date”), by and between TENET HIALEAH HEALTHSYSTEM, INC., a Florida corporation (“Landlord”) and BH-AW HIALEAH, LLC (“Tenant”); Landlord and Tenant are singularly referred to as a “Party” and collectively referred to as the “Parties”).

FACTUAL BACKGROUND

A.            Landlord owns certain land (the “Campus”) located in Hialeah, Miami-Dade County, Florida, upon which Landlord operates an acute care hospital (the “Hospital”).  The Campus contains, among other improvements, a 86,062 +/- square foot medical office building (such medical office building is herein called the “MOB”) located on a portion of the Campus consisting of approximately 0.52 +/- acres, and more particularly described on Exhibit A attached hereto and made a part hereof by this reference (the “Premises”).

B.            WHEREAS, pursuant to that certain Purchase and Sale Agreement and Agreement to Enter Into Ground Lease dated May 27, 2010, among Landlord, Tenant, and various other parties, Landlord is selling the MOB to Tenant.

C.            WHEREAS, Landlord desires to lease to Tenant and Tenant desires to lease from Landlord the Premises on a “Triple Net Lease” basis.

NOW, THEREFORE, in consideration of the foregoing factual background and the representations, warranties and conditions contained in this Lease and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged by both parties, Landlord and Tenant agree as follows:

ARTICLE 1

TERMS AND DEFINITIONS

1.1           Definitions. Except as otherwise expressly provided, (i) the terms defined in this Section have the meanings assigned to them in this Section and include the plural as well as the singular; (ii) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles as of the time applicable; and (iii) the words “herein,” “hereof,” and “hereunder” and similar words refer to this Lease as a whole and not to any particular section.

“Acquisition Financing” has the meaning set forth in Section 8.4.

“ADA” means the federal statute entitled Americans with Disabilities Act, 42 U.S.C. §12101, et seq., together with any similar state laws, rules and regulations.

“Additional Rent” has the meaning set forth in Section 4.2.

“Affiliate” means any Person that, directly or indirectly, controls, or is controlled by, or is under common control with a Person. “Control” (and the correlative meanings of the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such entity.

“Appraised Value” has the meaning set forth in Section 8.6.

“Approvals” means all state, federal, county and municipal land use approvals and permits, licenses, easements and utility agreements which are necessary for the operations of the MOB.

“Approved Marketing Plan” means a plan for the marketing of lease space within the MOB, which Tenant and Landlord shall endeavor to mutually and reasonably agree upon on the Effective Date and annually thereafter, that, as to leases in the MOB, specifies, among other matters, the preferred term, range of rental rates, guaranties, security deposits, and tenant concessions or allowances and also specifies a preferred tenant mix for the MOB, including identification of specific desired tenants and/or tenant groups.  Each such Approved Marketing Plan shall remain in effect until superseded by the next following Approved Marketing Plan. In the event Tenant and Landlord, using commercially reasonable efforts, are unable to agree upon all of the terms and conditions contained in the Approved Marketing Plan, Tenant shall have the right in its sole discretion to determine those terms and conditions of the Approved Marketing Plans that were not mutually approved by Tenant and Landlord; provided, however, that in such event such terms and conditions as determined by Tenant will be comparable to market terms and conditions for similar medical office buildings in the Hialeah, Florida area.

“Attachments” has the meaning set forth in Section 5.4.

“Bankruptcy Code” means the federal Bankruptcy Code set forth in 11 U.S.C. §101 et. seq., as amended from time to time.

“Base Rent” has the meaning set forth in Section 4.1, as increased from time to time pursuant to the terms of this Lease.

“Base Rent Redetermination Date” has the meaning set forth in Section 4.1.

“Business Day” means any day other than a Saturday, Sunday, or national holiday recognized by commercial banks located in Hialeah, Florida or Dallas, Texas.

“Campus” has the meaning set forth in Recital A.

“Change of Ownership” has the meaning set forth in Section 9.1(c).

“Commencement Date” has the meaning set forth in Section 3.1.

“Common Areas” has the meaning set forth in Section 2.2.

“Competing Facility” means, without limitation, any Person, or any Affiliate of such Person, which: (i) directly or indirectly, owns, operates, controls, manages, and/or provides consulting services to any of the following: (A) hospital; (B) ambulatory surgical center; (C) diagnostic center; (D) medical center clinic; or (E) facility which provides inpatient, outpatient, or emergency healthcare services or any of the Prohibited Services, and/or (ii) owns, controls or is a material investor in one or more of the foregoing facilities, whether as an equity holder, lender, or otherwise (other than a bank or institutional lender who either (1) makes a loan secured by a Competing Facility, or (2) acquires a Competing Facility or an interest therein by foreclosure or deed or assignment in lieu of foreclosure and such bank or institutional lender is actively marketing such facility for sale), and/or (iii) is an Affiliate of a Person described in subsections (i) or (ii), above.  In addition, a Competing Facility shall include any facility which is any of (A) through (E) above.

“Condemnation Authority” has the meaning set forth in Section 14.2.

“Effective Date” means the date of this Lease.

“Environmental Laws” means all federal, state, and local laws, ordinances and policies the purpose of which is to protect human health and the environment, as amended from time to time, including but not limited to: (i) CERCLA; (ii) the Resource Conservation and Recovery Act; (iii) the Hazardous Materials Transportation Act; (iv) the Clean Air Act; (v) Clean Water Act; (vi) the Toxic Substances Control Act; (vii) the Occupational Safety and Health Act; (viii) the Safe Drinking Water Act; and (ix) analogous state laws and regulations of the State of Florida.

“Event of Default” or “Default” has the meaning set forth in Section 17.1.

“Exclusion Lists” has the meaning set forth in Section 22.24.

“Existing Systems” has the meaning set forth in Section 2.6.

“Expiration Date” has the meaning set forth in Section 3.1.

“Fiscal Year” shall mean the calendar year of twelve (12) months from January 1 to December 31.

“Governmental Authority(ies)” means the federal government, the State of Florida, the County of Miami-Dade, the City of Hialeah, any other municipal corporation, any branch, division, official, or agency thereof, any court, judge, or magistrate thereof, or any quasi-governmental agency, board, panel, or district (be it public, quasi-public, or private) exercising any authority or jurisdiction over the MOB, the Premises, the Campus, either Party or this Lease.

“Government Authorizations” means all Approvals, permits, licenses, consents, and authorizations required to comply with all Legal Requirements, including but not limited to, (i) zoning permits, variances, exceptions, special use permits, conditional use permits, and consents; (ii) the permits, licenses, provider agreements and approvals required for licensure and operation of the MOB in accordance with its permitted use; (iii) environmental, ecological, coastal, wetlands, air, and water permits, licenses, and consents; (iv) curb cut, subdivision, land use, and planning permits, licenses, approvals and consents; (v) building, sign, fire, health, and safety permits, licenses, approvals, and consents; and (vi) architectural reviews, approvals, and consents required under restrictive covenants.

“Hazardous Materials” has the meaning set forth in Section 12.1.

“Improvements” means the MOB, the Tenant Common Area Improvements, and any and all other improvements located, placed, constructed or in the Premises.

“Improvements Award” has the meaning set forth in Section 14.2.

“Ineligible Person” has the meaning set forth in Section 22.24.

“Infectious Waste” means any solid waste capable of producing an infectious disease, including all bulk blood, blood products; cultures of specimens from medical, pathological, pharmaceutical, research, commercial and industrial laboratories; human tissues; organs, body parts, secretions, blood and body fluids removed during surgery and autopsies; the carcasses and body parts of all animals exposed to pathogens in research, used in the vivo testing of pharmaceuticals or that died of known or suspected infectious diseases; needles, syringes, scalpel blades and other sharps.

“Institutional Quality” means a commercial real estate property that is designed, built, maintained, operated and managed at a level of quality consistent with a well regarded high-quality hospital campus and in a manner which allows the owner thereof to command top rental rates from preferred tenants and which is consistent with medical buildings of a similar age and size in the Florida area.

“Interest” means Tenant’s Leasehold Estate or any lesser legal or equitable interest therein.

“Landlord” has the meaning set forth in the introductory paragraph of this Lease.

“Lease” means this Ground Lease, as amended from time to time. Words such as “herein,” “hereinafter,” “hereof,” “hereto” and “hereunder” refer to this Lease as a whole, unless the context otherwise requires.

“Leasehold Estate” means Tenant’s interest under this Lease in the Premises, together with Tenant’s fee interest in the MOB and Tenant’s interest in the other Improvements subject to the terms of this Lease.

“Leasehold Mortgage” has the meaning set forth in Section 8.2.

“Leasehold Mortgagee” has the meaning set forth in Section 8.1(a).

“Lease Year” means each consecutive period of 365 or 366 days throughout the Term.  The first Lease Year commences on the Rent Commencement Date and expires on the day before the first anniversary of the Rent Commencement Date.

“Legal Requirements” means all present and future laws, statutes, requirements, ordinances, orders, judgments, rules, writs, regulations, administrative and/or judicial determinations, certificates, agreements, conditions of participation and standards,  even if unforeseen or extraordinary, of every insurance underwriting board, architectural control board, Governmental Authority, court or agency claiming jurisdiction over the MOB, the Premises, the Campus, either Party or this Lease, whether now or hereafter enacted or in effect and all easements, covenants, restrictions and conditions applicable to Tenant or to all or any portion of the Premises, or to the development, construction, condition, use, occupancy, possession, operation, maintenance, alteration, repair or restoration of the Improvements, including but not limited to, (i) zoning, building, fire, health, safety, sign, and subdivision regulations and codes; (ii) certificate of need laws (if applicable); (iii) licensure to operate the MOB in accordance with its Use; (iv) the ADA; and (v) any Environmental Laws.

“Loan Documents” has the meaning set forth in Section 8.2(a).

“Mortgage Notice” has the meaning set forth in Section 8.1(a).

“New Lease” has the meaning set forth in Section 8.10.

“Occupants” has the meaning set forth in Section 2.2.

“Offer Notice” has the meaning set forth in Section 10.1(a).

“Organizational Documents” means (i) for a corporation, its articles of incorporation certified by the secretary of state of the state of organization, as amended to date, and its bylaws certified by such entity, as amended to date; (ii) for a partnership, its partnership agreement certified by such entity, as amended to date, and the partnership certificate, certified by the appropriate authority, as amended to date; and (iii) for a limited liability company, its articles of organization certified by the secretary of state of the state of organization, as amended to date, and its operating agreement certified by such entity, as amended to date.

“Permitted Exceptions” has the meaning set forth in Section 10.1(f).

“Person” means any individual, partnership, limited liability company, limited liability partnership, firm, association, corporation, trust or any other form of business or government entity.

“Premises” has the meaning set forth in Recital A.

“Prohibited Services” has the meaning set forth in Section 7.2.

“Property Manager” has the meaning set forth in Section 11.1.

“REA” has the meaning set forth in Section 10.1(f).

“Refinance” shall mean (1) any loan which renews, replaces, consolidates, restates, amends, modifies, substitutes for, exchanges, or satisfies, in whole or in part, any existing loan secured by the Tenant’s Leasehold Estate which has an economic effect on the outstanding debt under the loan, including, without limitation, any purchase money loan obtained by the purchaser of the Tenant’s Leasehold Estate, or (2) any renewal, replacement, consolidation, restatement, amendment, modification of any existing loan secured by the Tenant’s Leasehold Estate, or further advance thereunder, to increase the loan’s then outstanding principal balance.

“Rent” means Base Rent and Additional Rent.

“Repurchase Right” has the meaning set forth in Section 10.1(b).

“Response Period” has the meaning set forth in Section 9.4(b).

“Restricted Area” shall mean the area within eight (8) miles of the Premises.

“Screened Persons” has the meaning set forth in Section 22.24.

“Space Lease” has the meaning set forth in Section 9.3(c).

“Space Tenant” has the meaning set forth in Section 9.3(c).

“Successor Tenant” has the meaning set forth in Section 8.10.

“Taking” has the meaning set forth in Section 14.1.

“Taxes” means (i) all real estate and personal property ad valorem, sales and use (including any sales tax on gross receipts of Landlord from Tenant), business or occupation, single business, gross receipts, transaction privilege, rent or similar taxes; (ii) assessments (including without limitation, all assessments for public improvements or benefits, whether or not commenced or completed prior to the Commencement Date and whether or not to be completed with the Term) which shall be prorated by the parties as of the Effective Date and as of the Expiration Date (or early termination date, as provided herein); (iii) water, sewer or other rents and charges, excises, tax levies, and fees (including without limitation, license, permit, inspection, authorization and similar fees) which are not paid directly by Tenant under the terms of this Lease; (iv) all taxes imposed on Tenant’s operations of the Premises; and (v) all other governmental charges, in each case whether general or special, ordinary or extraordinary, or foreseen or unforeseen, of every character in respect of the Premises or any part thereof and/or the Rent (including all interest and penalties thereon due to any failure in payment by Tenant), which at any time prior to, during or in respect of the Term hereof may be assessed or imposed on or in respect of or be a lien upon (a) Landlord or Landlord’s interest in the Premises or any part thereof; (b) the Premises or any part thereof or any rent therefrom or any estate, right, title or interest therein; or (c) any occupancy, operation, use or possession of, or sales from, or activity conducted on, or in connection with the Premises or the leasing or use of the Premises or any part thereof.  Tenant shall not, however, be required to pay any tax based on net income imposed on Landlord by any governmental entity.

“Tenant” has the meaning set forth in the introductory paragraph of this Lease.

“Tenant Common Area Improvements” has the meaning set forth in Section 5.1.

“Term” has the meaning set forth in Section 3.1.

“Transfer” means any voluntary or involuntary disposition, sale, assignment, gift, conveyance, exchange, license, easement (other than any easement granted to one or more Governmental Authorities, third-party utility providers or Occupants for ingress, egress purposes), lease or sublease (other than a Space Lease), the Change of Ownership of Tenant; provided, however, a “Transfer” shall not include (i) the granting of a Leasehold Mortgage on the terms specified in this Lease, or (ii) any sale, assignment, conveyance or transfer of any shares or ownership interests in a public company to the extent such sale, assignment, conveyance or transfer does not constitute a Change of Ownership of the issuer of such shares or ownership interests.

“Walkway Easements” has the meaning set forth in Section 2.6.

“Walkway Systems” has the meaning set forth in Section 2.6.

ARTICLE 2

DEMISE OF PREMISES; COMMON AREAS

2.1           Premises.  Landlord, for and in consideration of the Rent hereinafter reserved and the covenants and agreements contained in this Lease on the part of Tenant to be kept, performed and fulfilled, has demised and leased and by these presents does demise and lease unto Tenant, its permitted successors and assigns, the Premises, together with any rights of way, rights, privileges, benefits and appurtenances now or hereafter belonging thereto or commonly enjoyed therewith, for the Term, subject however to the Permitted Exceptions and the terms of this Lease and subject also to the provisions of Section 3.2 of this Lease.

2.2           Tenant’s Non-Exclusive Right to Common Areas.  The Permitted Exceptions referenced in Section 2.1 above include the REA.  Subject to the provisions of the REA, the provisions of this ARTICLE 2 shall apply.

(a)           Tenant acknowledges that the MOB is freestanding, but may now be or, at the option of Landlord, may hereafter be connected to other office and/or medical facilities located on the Campus from time to time, subject to the disclaimer in Section 5.5.  As such, Tenant and its Space Tenants and their permitted subtenants and any other Persons legally occupying space in the MOB from time to time, together with their employees, agents, contractors, and invitees (collectively, the “Occupants”), shall have the non-exclusive right, in common with Landlord and others to whom Landlord may grant such rights, in its sole and absolute discretion, to use and enjoy those portions of the Campus and the improvements thereon, if any, as Landlord, in its sole discretion, may designate as such from time to time as being for the common use and enjoyment of Landlord, the Occupants and other tenants, and their employees, agents and invitees, including, but not limited to: parking areas and parking lot improvements; access roads; driveways; fences; water, sanitary storm sewer, gas, electric, telephone and other utility lines, systems, conduits and facilities to the perimeter walls of any building (even though intended for the use of only one or a limited number of occupants), sky bridges, building connectors, and any of the foregoing which serve the Campus; plantings; landscaped areas; sidewalks; bus stations; and the facilities appurtenant to each and all of the foregoing (collectively, the “Common Areas”).  Notwithstanding this definition of “Common Areas,” nothing herein shall be deemed to obligate Landlord to improve the Campus with any such Common Areas or to permit any of the Occupants to use any of the Common Areas (excluding the sidewalks and general access road(s) for which Landlord permits use by the general public); provided however, Landlord covenants and agrees to maintain sufficient parking areas on the Common Areas to enable the MOB to comply with parking codes applicable to the MOB at the time of construction of the MOB, and to the extent that the Campus contains a parking garage that is currently used by Occupants of the MOB, Landlord agrees that Landlord will not relocate parking by such Occupants to outside of any such parking garage, without the prior written consent of Tenant, which consent shall not be unreasonably withheld, conditioned or delayed. If Landlord elects to remove and/or materially relocate any existing sky bridges or building connectors attached to the MOB, Landlord must (i) obtain the prior written consent of Tenant, which consent shall not be unreasonably withheld, conditioned or delayed, for such removal or relocation if such removal or relocation would have a material adverse effect on the use and operation of the MOB; and (ii) repair any damage to the Premises and Improvements thereon caused by Landlord’s exercise of its rights hereunder. Subject to Landlord’s obligation to make physical repairs to the Premises and Improvements, in no event will Landlord be liable to Tenant for any loss or damage (including consequential damages) to Tenant’s business occasioned by any such damage to the Premises and Improvements. Notwithstanding anything to the contrary herein, Landlord shall keep the Leasehold Estate of Tenant lien-free in connection therewith and shall indemnify and hold Tenant harmless from and against all loss, cost and expense in connection with any liens or claims of lien resulting from any addition, modification or removal of any portion of the Common Areas by or for Landlord. As used in this Lease, the phrase “lien-free” shall mean that if any lien or claim of lien is filed related to the applicable work that attaches to the Premises, Landlord will cause the same to be released by payment, bonding or otherwise within thirty (30) days after Landlord receives written notice of the attachment thereof.

(b)           Notwithstanding anything set forth in this Lease to the contrary, it is agreed that (a) all Common Areas shall be subject to the exclusive control and management of Landlord (and/or its Affiliates), and Landlord (and/or its Affiliates) shall have the right at any time, once or more often, to change the size, area, level, location and arrangement of Common Areas (including, but not limited to, access roads, driveways, and parking areas) and to construct buildings and other improvements thereon; (b) Landlord (and/or its Affiliates) shall have the right to close, on a temporary or permanent basis, all or any portion of said parking areas and other Common Areas in order to (i) make repairs, changes and additions thereto, (ii) prevent a dedication thereof or the accrual of any prescriptive rights to any Person or the public therein, and (iii) discourage non permitted parking; (c) Landlord (and/or its Affiliates) shall have the right to do and perform such other acts in and to the Common Areas as Landlord (and/or its Affiliates) shall determine to be advisable with a view to the improvement of the convenience and use thereof by the Occupants; provided, however, that (1) in connection with the foregoing, Landlord agrees that there shall continue to be reasonable access to the MOB for the Occupants, and (2) Landlord agrees to maintain sufficient parking areas on the Common Areas to enable the MOB to comply with parking codes applicable to the MOB at the time of construction of the MOB. In the event Landlord exercises the right to close all or any portion of such parking areas, such closure must be done in a manner where the Landlord provides Tenant with alternate temporary and/or permanent parking areas for the use of Occupants of the MOB, and to the extent that the Campus contains a parking garage that is currently used by Occupants of the MOB, Landlord agrees that Landlord will not relocate parking by such Occupants to outside of any such parking garage, without the prior written consent of Tenant, which consent shall not be unreasonably withheld, conditioned or delayed. Landlord agrees to maintain the Common Areas, including all sky bridges, catwalks, roadways, surface water management systems, parking areas, and parking garages. in an Institutional Quality condition in accordance with all Legal Requirements. Landlord’s agreement to maintain the Common Areas is subject to the terms of the REA concerning reimbursement of the costs of such maintenance.

2.3           Common Area Improvements and Additional or Modifications to Common Area Improvements.  Tenant shall not make any additions, improvements, alterations or modifications to the Common Areas in any manner whatsoever. If Tenant requests any additions, improvements or modifications to the Common Areas, Landlord may grant, condition or withhold its consent in any manner and in its sole and absolute discretion, including without limitation, (a) requiring that Tenant pay any or all of the cost of developing, designing and constructing such additions, improvements or modifications, (b) requiring that any or all subsequent maintenance, repair and replacement of such additional, improved or modified Common Area improvements be paid by Tenant, (c) requiring that Tenant fund a reserve for the future payment thereof, or (d) any other basis as Landlord (and/or its Affiliates) may deem appropriate.  All additions, modifications or improvements to Common Areas will be made exclusively by Landlord (and/or its Affiliates).

2.4           Rules Governing Use of Common Areas.  Landlord shall have the exclusive right to adopt reasonable rules regarding the use of the Common Areas (including, without limitation, the right to reserve parking for patients, physicians and hospital management personnel), which rules shall be binding upon Tenant upon written notification thereof by Landlord; provided, however, Landlord agrees to maintain sufficient parking areas on the Common Areas to enable the MOB to comply with parking codes applicable to the MOB at the time of construction of the MOB.

2.5           Landlord’s Right to Assign Management Rights and Obligations.  Landlord (and/or Landlord’s Affiliates) may, from time to time, assign, delegate or contract with a third party for the management, repair, maintenance and replacement of the Common Areas as it may determine in its sole discretion.

2.6           Reservation of Easements.  Landlord hereby reserves to itself, its lessees, licensees, invitees, successors and assigns all necessary and appropriate easements on, over and under the Premises (a) with respect to any existing electric lines, telephone and data communication lines, irrigation lines, drainage lines, sewer lines, water lines, waterworks, sewer works, force mains, lift stations, water mains, sewer mains, water distribution systems, sewage disposal systems, effluent disposal systems, pipes, wires, siphons, valves, gates, pipelines, cable television service, electronic security systems and all machinery and apparatus appurtenant to all of the foregoing located on the Premises, which specifically includes the right to use any and all existing easements across, over or under the Premises (collectively, the “Existing Systems”); (b) with respect to all skywalks, catwalks, covered walkways and access ways (the “Walkway Systems”) located on or connected to or adjacent to the Premises (the “Walkway Easements”); and (c) to construct, maintain and operate on the Premises electronic security systems, cable television service, communications and data systems for telephones, computers and related uses (“Communications and Data Systems”), including but not limited to the right to (i) operate a wired or wireless electronic records system for the Hospital and/or the physicians and medical practices that are from time to time located in the MOB, (ii) use any switch closet or telephone utility room for a telephone/data switch and/or server to allow for connection of telephones, computers and related equipment in the MOB with the Hospital, provided such system is constructed and maintained at no cost or expense to Tenant, and (iii) use a portion of the roof of the MOB for one or more antenna and/or satellite dishes for such Communications and Data Systems (the “Communications Easements”); provided, such Communications and Data Systems do not materially and adversely interfere with Tenant’s use of the MOB and Landlord shall repair any damage to the Premises and the Improvements thereon caused by Landlord’s exercise of its rights hereunder and Landlord shall keep the Leasehold Estate of Tenant lien-free in connection therewith and indemnify and hold Tenant harmless from and against all loss, cost and expense in connection with any liens or claims of lien resulting therefrom. Subject to Landlord’s obligation to make physical repairs to the Premises and Improvements, in no event will Landlord be liable to Tenant for any loss or damage (including consequential damages) to Tenant’s business occasioned by any such damage to the Premises and Improvements. The Walkway Easements specifically includes the right to attach and connect sky bridges, walkways, catwalks or other structures and supports to the Premises, and the right to repair, rebuild, restore, remove and replace any and all walkway systems that may now or may from time to time exist.  The Walkway Easements shall not be a representation or warranty that any Walkway System shall be constructed, maintained or continue to exist.  The Communications Easements shall not be a representation or warranty that any Communications or Data System shall be constructed, maintained or continue to exist, and if constructed, such Communications or Data Systems shall be solely for Landlord’s use and Tenant shall not be entitled to use the same.  If Landlord elects to remove and/or materially relocate any existing sky bridges or building connectors attached to the MOB, Landlord must (i) obtain the prior written consent of Tenant, which consent shall not be unreasonably withheld, conditioned or delayed, for such removal or relocation if such removal or relocation would have a material adverse effect on the use and operation of the MOB, and (ii) repair any damage to the Premises and Improvements thereon caused by Landlord’s exercise of its rights hereunder.  Notwithstanding anything to the contrary herein, Landlord shall keep the Leasehold Estate of Tenant lien-free in connection therewith and shall indemnify and hold Tenant harmless from and against all loss, cost and expense in connection with any liens or claims of lien resulting from such removal or relocation of the sky bridges or building connectors by or for Landlord. Subject to Landlord’s obligation to make physical repairs to the Premises and Improvements, in no event will Landlord be liable to Tenant for any loss or damage (including consequential damages) to Tenant’s business occasioned by any such damage to the Premises and Improvements.

ARTICLE 3

TERM

3.1           Term.  The term of this Lease (the “Term”) shall commence on the Effective Date (the “Commencement Date”) and shall expire at 12:00 Midnight on the fiftieth (50th) anniversary of the Effective Date, unless sooner terminated as set forth herein or extended as provided in Section 3.3 (the “Expiration Date”).

3.2           Possession; Acceptance of Premises.  Landlord shall deliver possession of the Premises to Tenant as of the Commencement Date. Tenant acknowledges that (i) Tenant and its agents have had an opportunity to inspect the Premises; (ii) Tenant has found the Premises fit for Tenant’s use; (iii) Landlord is delivering the Premises to Tenant in “AS IS” condition, including but not limited to any latent defects and any non-compliance of the Premises or any part thereof with Legal Requirements; and (iv) Landlord is not obligated to make any improvements or repairs to the Premises. Tenant waives any claim or action against Landlord with respect to the condition of the Premises. LANDLORD MAKES NO WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED, IN RESPECT OF THE PREMISES OR ANY PART THEREOF, EITHER AS TO ITS FITNESS FOR USE, DESIGN OR CONDITION FOR ANY PARTICULAR USE OR PURPOSE OR OTHERWISE, OR AS TO QUALITY OF THE MATERIAL OR WORKMANSHIP THEREIN, LATENT OR PATENT, IT BEING AGREED THAT ALL SUCH RISKS ARE TO BE BORNE BY TENANT.

3.3           Renewal or Extension Rights.  Except as expressly set forth herein there shall be no right, option, grant or power to extend the Expiration Date or renew the Term.  If: (i) Tenant is then not in default beyond any applicable cure period (either at the time of the exercise of the renewal or the commencement of the renewal term); and (ii) Tenant is in possession of the Premises and the use is in accordance with the permitted uses set forth in this Lease, the Term of this Lease shall automatically extend for one (1) additional twenty-five (25) year period, unless Tenant notifies Landlord that Tenant does not wish to renew the Term by notifying Landlord in writing (the “Non-Renewal Notice”) at least 300 days (but not more than 365 days) prior to the expiration of the initial term hereof . Unless Tenant timely delivers a Non-Renewal Notice, , the Term of this Lease shall be extended for an additional twenty-five (25) year term, upon all of the same terms, provisions and conditions set forth in this Lease.  If Tenant timely delivers a Non-Renewal Notice, Tenant shall surrender the Premises at the then stated expiration of this Lease.  Time is of the essence with respect to Tenant’s delivery of the Non-Renewal Notice.

3.4           Reversion.  During the Term of this Lease, Tenant is the owner of the MOB, subject to the terms of this Lease; provided, however, that in no event shall Tenant Transfer or encumber the MOB separately from Tenant’s Leasehold Estate. At the Expiration Date or sooner termination of this Lease, whether by default, eviction, or otherwise, the MOB, Premises and all other Improvements upon the Premises shall, without compensation to Tenant or any other Person, then become the sole property of Landlord or Landlord’s designee, free and clear of all claims to or against them by Tenant or any third Person, and all liens, security interests, and encumbrances, other than the Permitted Exceptions and any other encumbrances or liens expressly agreed to in writing by Landlord, and Tenant shall defend and indemnify Landlord against all liability and loss, including but not limited to attorneys’ fees and costs through litigation and all appeals, arising from such claims, liens, security interests and encumbrances and from Landlord’s exercise of the rights conferred by this Section. All alterations, improvements, additions and utility installations (whether or not such utility installation constitutes trade fixtures of Tenant) which may be made on the Premises, shall be the property of Landlord and shall remain upon and be surrendered with the Premises at the Expiration Date or sooner termination of this Lease.  Notwithstanding the provisions of this paragraph, the furniture, fixtures and equipment of Tenant or any Space Tenant of the MOB, other than that which is affixed to the Premises so that it cannot be removed without damage to the Premises, shall remain the property of Tenant or such Space Tenant, as may be applicable, and may be removed; provided, however, that Tenant removes or causes its removal by the Expiration Date. Without hereby implying or suggesting any consent by Landlord to a sublease of the Premises other than as expressly permitted herein (which consent is subject to the terms of this Lease), all Space Leases of all or any portion of the Premises and the MOB shall contain reversion language pertaining to the MOB in accordance with the terms of this Section.

3.5           Merger.  Notwithstanding the terms of this Lease, if Landlord purchases the Tenant’s Leasehold Estate pursuant to the terms hereof, then unless Landlord states a contrary intention, this Lease shall terminate as of the date of closing of the sale and purchase thereof as if the Expiration Date were the closing date; provided, however, that if at the time of such closing there exists any Leasehold Mortgage which is not to be satisfied in full in connection with the closing, then there shall be no such termination of this Lease without the Leasehold Mortgagee’s prior written consent.

ARTICLE 4

RENT

4.1           Base Rent.

(a)           As of the Effective Date (the “Rent Commencement Date”), there shall be due and owing from Tenant to Landlord as base rent for the Premises (“Base Rent”) an annual amount of Twenty-Seven Thousand Two Hundred Sixteen and No/100 Dollars ($27,216.00). Base Rent shall be payable monthly in advance, in twelve (12) equal monthly installments on or before the first (1st) day of each month during the Term, commencing as of the Rent Commencement Date.  Base Rent shall be payable without notice, demand, setoff, deduction, abatement or counterclaim, and without relief from valuation or appraisement laws. The Base Rent shall be absolutely net to Landlord, such that all taxes, costs, charges, expenses and obligations of every kind and nature related to the Premises and the use and occupancy thereof shall be paid by Tenant.  Base Rent payable during any partial month (e.g., the first month and the last month of the Term) shall be pro-rated for the number of days during such partial month included in the Term.

(b)           Base Rent shall be redetermined on the fifth anniversary of the Effective Date and upon each successive fifth anniversary of each Base Rent Redetermination throughout the Term (including any renewal) of the Ground Lease (hereinafter referred to as the “Base Rent Redetermination Date”).  Commencing on the fifth anniversary of the Effective Date and on each Base Rent Redetermination Date thereafter, annual Base Rent shall increase to an amount equal to one hundred ten percent (110%) of the annual Base Rent in effect for the preceding (and expiring) annual period provided that if either Landlord or Tenant believe such increase does not accurately reflect a current fair market rent, then upon written notice to the other within one hundred twenty (120) days prior to the expiration of the then-current five-year period, the objecting party may require a determination of the Appraised Value (to be performed in accordance with the terms of Section 8.4 below) and the annual Base Rent payment will increase to an amount equal to six percent (6%) of the then-current Appraised Value, further provided that in no event shall the annual Base Rent, as re-determined, ever be (x) less than the annual Base Rent in the year preceding redetermination, or (y) more than 125% of the annual Base Rent in the year preceding determination.  Until completion of such appraisal process, Tenant shall pay annual Base Rent in accordance with the 110% rental increase, above, and any overage or shortfall thereafter shall be credited or paid, as the case may be, concurrent with the first installment of Base Rent due following determination of the Appraised Value.

4.2           Additional Rent.  Base Rent shall be absolutely net to Landlord, such that all costs, charges, expenses, Taxes, insurance premiums, cost of maintenance, repair and replacement to the Premises and all obligations of every kind and nature related to the Premises shall be paid by Tenant, and such costs and payments to be made by Tenant hereunder shall be deemed, for the purposes of securing the collection thereof, to be additional rent due and owing hereunder (“Additional Rent”), and Landlord shall have the same rights and remedies upon Tenant’s failure to make such payments as for the nonpayment of the Base Rent. Without limiting the generality of the foregoing, during the Term Tenant covenants and agrees to pay without notice, demand, setoff, deduction, abatement or counterclaim, and without relief from valuation or appraisement laws, all Taxes, and the same shall constitute Additional Rent if initially paid by Landlord on behalf of Tenant.

(a)           Should any governmental agency or political subdivision impose any taxes and/or assessments, whether or not now customary or within the contemplation of the Parties, either by way of substitution for Taxes presently levied and assessed against the Premises and MOB and any property of Tenant located on the Premises, or in addition thereto, other than Landlord’s personal income tax or any estate tax or inheritance tax, such taxes and/or assessments shall be deemed to constitute “Taxes” for the purpose of this Section and shall be paid by Tenant. Taxes shall be prorated for the first and last Lease Year of the Term, and as to Taxes for the last Lease Year, whether or not such Taxes are imposed before or after such termination, and Tenant’s obligation to pay its prorated share thereof shall survive such termination. Tenant shall deliver to Landlord (i) not more than five (5) days after the due date of each Tax, copies of the invoice for such Tax and the check delivered for payment thereof; and (ii) not more than thirty (30) days after the due date of each Tax, a copy of the official receipt evidencing such payment or other proof of payment satisfactory to Landlord.

(b)           Notwithstanding Section 4.2(a), until the Premises are separately assessed for Taxes, Landlord shall pay all Taxes, including the Premises, and Tenant shall pay to Landlord its proportionate share of the Taxes in accordance with proportion of the area of the Premises bears to the total area assessed for purposes of Taxes, as reasonably determined by Landlord on the basis of information furnished by the Governmental Authority responsible for real estate valuation and assessment; provided, however, if the Premises are not separately assessed for Taxes but tax assessor’s work papers reflect a separate valuation for the improvements, then Tenant shall pay the taxes applicable to the improvements based on the information from the tax assessor’s work papers and the taxes attributable to the land shall be proportionately assessed as described above. Landlord agrees, at no expense or liability to Landlord, to reasonably cooperate with Tenant in connection with Tenant’s application to have the Premises separately assessed for real estate purposes.

(c)           Commencing with the first year the Premises are separately assessed for Taxes, Tenant may seek a reduction in the assessed valuation (for Tax purposes) of the Premises, the MOB and any property of Tenant located on the Premises, provided the same is done in good faith by and at Tenant’s sole cost and expense and in compliance with Section 11.8.  No contest permitted hereunder, however, shall permit Tenant to defer payment of any such contested Taxes. Landlord may, at its option, pay the disputed amounts if Landlord determines in its sole judgment that payment is necessary to protect Landlord’s property. Provided there is not an Event of Default, Tenant shall be entitled to all refunds associated with Tenant’s successful prosecution of any such proceeding; provided, such refunds relate to periods of time during which Tenant is in possession of the Premises. All refunds related to periods of time other than during Tenant’s occupancy of the Premises shall belong to Landlord, or if there is an existing Event of Default, any refund shall belong to Landlord.  If required by Applicable Law, Landlord shall join in any proceeding referred to in this Section; provided, however, Tenant shall pay, and shall indemnify and save Landlord harmless from, any and all costs and expenses associated with such proceedings.

(d)           If by law any Taxes are payable or, at the option of the taxpayer, may be paid in installments, Tenant may pay the same in installments at the time said installments become due and payable and in any event before any fine, penalty, interest or cost may be added thereto for the nonpayment of any such installment; provided, however, with respect to any Taxes, which are levied and assessed during the Term hereof, the foregoing shall not excuse Tenant from paying such installments thereof as may become due and payable after the expiration of the Term, and Tenant’s obligation with respect to the payment thereof shall survive the expiration of this Lease.

(e)           Tenant, at its expense, shall prepare and file all tax returns and reports in respect of any Taxes as may be required by Governmental Authorities. In the event Governmental Authorities classify any property covered by this Lease as personal property, Tenant shall file all personal property tax returns in such jurisdictions where it may legally so file.

(f)            If an Event of Default occurs and while it remains uncured, Tenant shall, at Landlord’s election, deposit with Landlord on the first day of each month a sum equal to 1/12th of the Taxes assessed against the Premises for the preceding tax year, which sums shall be used by Landlord toward payment of such Taxes. Tenant, on demand, shall pay to Landlord any additional funds necessary to pay and discharge the obligations of Tenant pursuant to the provisions of this Section.  The receipt by Landlord of the payment of such Taxes by and from Tenant shall only be as an accommodation to Tenant, the mortgagees, and the taxing authorities, and shall not be construed as rent or income to Landlord, Landlord serving, if at all, only as a conduit for delivery purposes; provided, however, if Tenant’s Leasehold Mortgagee requires an escrow for Taxes pursuant to a tax escrow or tax pledge agreement acceptable to Landlord and that Tenant makes monthly deposits equal to 1/12 of the Taxes, and agrees that all such deposits shall be used for Taxes, Landlord agrees that an escrow under this Section shall not be required.

(g)           Tenant shall also pay all taxes, assessments, charges, deposits, and bills for utilities, including without limitation charges for water, gas, oil, sanitary and storm sewer, electricity, telephone service, and trash collection, which may be charged against the occupant of the Premises during the Term.

4.3           Sales Tax.  Tenant shall pay all applicable sales and use taxes, now or hereafter imposed by any and all taxing authorities, on the Base Rent, and/or Additional Rent and other sums due Landlord at the time such rental payments are due to be paid.

4.4           Triple Net Rent.  It is agreed between the Parties that this Lease is a “Triple Net Lease” and that the payments of the Base Rent and/or Additional Rent and of all other payments to the Landlord hereunder are to be absolutely net to Landlord and that, except as expressly provided to the contrary herein, all costs and expenses of whatever kind, whether general or special, ordinary or extraordinary, that may be necessary in connection with the use, occupancy or operation of the Premises shall be paid by Tenant.  All provisions of this Lease are to be construed in light of the intent that this be a “Triple Net Lease”; provided, however, that Tenant shall not be obligated to pay any net income or franchise taxes which may be levied against Landlord.

4.5           No Termination, Abatement, Etc.  Except as otherwise specifically provided in this Lease, Tenant shall remain bound by this Lease in accordance with its terms.  Tenant shall not, without the consent of Landlord, modify, surrender or terminate the Lease, nor seek nor be entitled to any abatement, deduction, deferment or reduction of Rent, or set-off against the Rent.  Except as expressly provided in this Lease, the obligations of Landlord and Tenant shall not be affected by reason of (i) any damage to, or destruction of, the Premises or any part thereof from whatever cause or any condemnation of the Premises or any part thereof; (ii) the lawful or unlawful prohibition of, or restriction upon, Tenant’s use of the Premises, or any part thereof; (iii) any claim which Tenant has or might have against Landlord or by reason of any default or breach of any warranty by Landlord under this Lease or any other agreement between Landlord and Tenant, or to which Landlord and Tenant are parties; (iv) any bankruptcy, insolvency, reorganization, composition, readjustment, liquidation, dissolution, winding up or other proceeding affecting Landlord or any assignee or transferee of Landlord; or (v) any other cause, whether similar or dissimilar to any of the foregoing, other than a discharge of Tenant from any such obligations as a matter of law.  Except as otherwise specifically provided in this Lease, Tenant hereby specifically waives all rights, arising from any occurrence whatsoever, which may now or hereafter be conferred upon it by law (a) to modify, surrender or terminate this Lease or quit or surrender the Premises or any portion thereof; or (b) entitling Tenant to any abatement, reduction, suspension or deferment of the Rent or other sums payable by Tenant hereunder.  The obligations of Landlord and Tenant hereunder shall be separate and independent covenants and agreements and the Rent and all other sums payable by Tenant hereunder shall continue to be payable in all events unless the obligations to pay the same shall be terminated pursuant to the express provisions of this Lease or by termination of this Lease other than by reason of an Event of Default.

4.6           Payment; Late Charge.  All payments of Base Rent and/or Additional Rent shall be delivered to Landlord at the address specified in Section 16.1, or at such other address as Landlord may from time to time designate by giving written notice to Tenant in accordance with the provisions of Section 16.1.  Neither the acceptance by Landlord of a lesser amount than due hereunder, nor any endorsement or statement on a check or an instrument accompanying any payment shall be deemed an accord and satisfaction, and Landlord may accept any such check or payment without prejudicing its right to recover all outstanding amounts due under this Lease and pursue all remedies available hereunder.  If for any reason Tenant fails to pay any Rent installment due hereunder within ten (10) days of the date due, (i) Tenant shall pay Landlord a late fee equal to five (5%) percent of such installment due, and (ii) such installment shall bear interest from the date the same was due until paid at the rate of the lesser of (1) the Prime Interest Rate (as announced or published from time to time in the Money Rates Column of The Wall Street Journal plus five percent (5%) per annum, or (2) the maximum rate permitted by applicable law (the “Interest Rate”).

ARTICLE 5

ALTERATIONS BY TENANT

5.1           Improvements.  There currently exists on the Premises the following Improvements:  (a) the MOB, and (b) certain Tenant Common Area Improvements (as hereinafter defined), if any.  For purposes of this Lease, “Tenant Common Area Improvements” may consist of: (a) access points to the main Campus roadway, sufficient storm water drainage facilities, landscaping, drive aisles, sidewalks, lighting, curb and gutter, directional and traffic signage and such other appropriate improvements, all of which will be located within the Premises; and (b) extending (and expanding, if necessary) all utility services (excluding, however, storm water detention and retention facilities) from their current locations to the Premises.

5.2           Development Fees.  Landlord shall not have any liability or responsibility for development fees, impact fees or other similar fees or charges pertaining to or arising out of the use, operation, leasing or maintenance of the MOB.  Tenant shall pay all such fees or otherwise cause payment by the proper party responsible for payment.  The failure to pay said fees when due will constitute an Event of Default hereunder.

5.3           Naming Rights.  Landlord shall have the right, at any time and from time to time upon ninety (90) calendar days prior written notice to Tenant, to name or re-name the MOB to a name reasonably approved by Tenant, and to require the placement, at Landlord’s cost, of such name(s), designed in a manner reasonably acceptable to Landlord and Tenant, on the interior and/or exterior of the MOB in a location or locations reasonably acceptable to Landlord and Tenant and in compliance with all Legal Requirements.  Such right shall include the right to keep, at its option, and the obligation to maintain any existing signage relating to any hospital or other medical facility on the campus operated by Landlord or its Affiliates, as well as the right to the placement of any trade name, logo, service mark or other similar mark either alone, or in conjunction with such name(s), on the exterior of the MOB in compliance with all Legal Requirements. Tenant acknowledges and agrees that if Landlord elects to have its (or any of its Affiliates’) name, trade name, service mark and/or logo displayed on the MOB, the display of such name, trade name, service mark and/or logo shall not give rise to any rights of Tenant, Developer or anyone else to use of the same, and that Landlord’s (or its Affiliates’) name, trade name, service mark, and logo are the sole and exclusive property of Landlord (or its Affiliates).  No advertising or marketing of the MOB shall include references to, and Tenant shall not otherwise use, Landlord’s (or its Affiliates’) name, trade name, service mark, or logo, unless Landlord has approved the same in advance, in writing.  The design and location of any such signage to be placed on the MOB shall be subject to the prior written approval of Tenant, which consent shall not be unreasonably withheld, and such signage will be consistent with the signage for the existing medical office building located on the Campus.  Landlord, at its expense, will pay the cost of the installation of any signs recognizing donors to the hospital located on the Campus.  The signage referred to in this Section 5.3 will be the sole and exclusive signage permitted on the exterior of the MOB unless currently in existence or otherwise agreed by Landlord in its sole discretion.

5.4           Attachment and Expansion Rights.  Tenant shall not unreasonably withhold its consent to Landlord’s request, from time to time, to allow the attachment of facilities, another medical office building or additions to the MOB, including but not limited to pedestrian walkways connecting the MOB to one or more other structures (e.g., parking garage or office building) (such facilities, walkways, and other structures as may be added from time to time are referred to collectively as the “Attachments”); provided, that the structural integrity of the MOB is assured by Landlord in writing and ingress and egress to and from the MOB is not materially affected.  Such Attachments shall be governed by the REA and, notwithstanding the provisions of Section 4.2 hereof or the REA to the contrary, Landlord shall have the responsibility for repairing and maintaining the Attachments. Landlord shall not at any time permit any mechanics’, laborers’ or materialmen’s liens to stand against the Premises for any labor or material furnished to Landlord or claimed to have been furnished to Landlord or Landlord’s agents or contractors, in connection with work of any character performed or claimed to have been performed on the Premises by or at the direction or sufferance of Landlord under this Section. Landlord shall keep the Leasehold Estate of Tenant lien-free in connection therewith and shall indemnify and hold Tenant harmless from and against all loss, cost and expense in connection with any liens or claims of lien resulting from any Attachments constructed by or for Landlord. If any such lien attaches to the Premises and Landlord does not cause the same to be released by payment, bonding or otherwise within thirty (30) days after the attachment thereof, Tenant shall have the right but not the obligation to cause the same to be released, and any sums expended by Tenant in connection therewith shall be payable by Landlord on demand with interest thereon from the date of expenditure by Tenant.

5.5           Landlord’s Disclaimer of Campus Development.  Landlord and Tenant acknowledge and agree that, except as otherwise specifically provided in this Lease, Landlord (a) has made no representation or covenant and is under no obligation to improve, alter or modify the Campus, (b) shall not be responsible for making any improvements, additions or alterations to the Campus, and (c) shall not be liable to Tenant for any development or failure or refusal to further develop the Campus.

5.6           Replacement Building.  During the Term of this Lease, Tenant may request, in writing, that Tenant be permitted, at Tenant’s sole cost and expense, to demolish the existing MOB and construct a replacement medical office building on the Premises (the “Replacement MOB”). Any such request for demolition of the existing MOB and the construction of the Replacement MOB shall be subject to Landlord ‘s prior written consent, which may be granted or withheld in Landlord’s sole and absolute discretion, and shall also be subject to the consent of any Leasehold Mortgagee. Any such consent by Landlord shall further be subject to Tenant and Landlord entering into a written agreement which contains the terms and conditions concerning the demolition of the existing MOB and the construction of the Replacement MOB, including, without limitation, Landlord’s approval of plans and specifications for the Replacement MOB, the time for completion of the Replacement MOB, Tenant’s funding of construction of the replacement MOB, and such other terms and conditions required by Landlord, which agreement shall be in form and substance acceptable to Landlord, in Landlord’s sole and absolute discretion.

ARTICLE 6

CAPITAL RESERVE FUND

6.1           Amount.  In order to ensure that the MOB is maintained in accordance with Institutional Quality standards, Tenant shall internally establish and maintain a capital reserve fund (the “Capital Reserve Fund”) equal to thirty cents ($.30) per useable square foot of the MOB per annum, with such amount increasing by three percent (3%) per annum for each Lease Year; provided, however, for any Leasehold Mortgagee requiring a Capital Reserve Fund, the obligations of Tenant under this Section shall be reduced by any deposits into a similar type fund with a Leasehold Mortgagee.  Commencing as of January 1, 2012, and continuing on the 1st day of each January thereafter during the Term, Tenant shall provide to Landlord for Landlord’s approval, such approval not to be unreasonably withheld or delayed, a written annual capital budget for the MOB, shall discuss such budget with Landlord, and shall promptly respond to any questions or inquiries by Landlord regarding such budget. Upon request from Landlord, which requests shall not be made on more than a quarterly basis, Tenant shall provide to Landlord a report with the beginning balance, deposits, disbursements and ending balance of the Capital Reserve Fund.  Upon termination of this Lease, the balance of the Capital Reserve Fund shall be retained by Tenant.

6.2           Funding.  All capital improvements to the MOB shall be funded first from the Capital Reserve Fund. If there are insufficient funds in the Capital Reserve Fund to pay the costs of the capital improvements, Tenant shall pay the cost thereof from other sources.  In no event shall Landlord (or any of its Affiliates) be required to contribute additional capital for the purpose of making capital improvements for the MOB.

6.3           Costs for Future Improvements.  Costs of any future tenant improvements required for (i) renewals of Space Leases, and (ii) new Space Leases entered into after the end of term of initial Space Leases shall be in addition to amounts paid into the Capital Reserve Fund and shall be paid by Tenant either from operating income of Tenant, additional capital investment or additional financing obtained by Tenant for such tenant improvements.

ARTICLE 7

PERMITTED USE; RESTRICTIONS; PROHIBITED USES; NEGATIVE COVENANTS

7.1           Permitted Use.

(a)           Tenant shall use the Premises only for the ownership and operation of a medical office building (“MOB”) and for no other purpose without the prior written consent of Landlord, which consent may be withheld in Landlord’s sole discretion.  Tenant shall be solely responsible for the day-to-day operation and management of the MOB as set forth in ARTICLE 11. During the Term, Tenant shall obtain and maintain in full force and effect throughout the Term, all Government Authorizations necessary to operate the MOB and shall otherwise comply with all Legal Requirements.

(b)           Except for any space in the MOB leased to Landlord (or any of its Affiliates), and except as set forth in Section 7.1(c),

(i)            the MOB shall be occupied, leased and used exclusively for physician offices subject to the limitations of Section 7.2 and Section 7.3;

(ii)           all physician offices shall be exclusively used and occupied by licensed physicians who are in good standing in the State where the Premises are located and by such staff as is necessary to support such physicians in the practice of medicine; and

(iii)          all occupancy and use of space in the MOB shall be pursuant to written agreements which comply with the provisions of Section 9.3.

(c)           Except as approved by Landlord, in Landlord’s sole discretion, not more than five percent (5%) of the aggregate rental space in the MOB may be for non-physician tenants.

7.2           Prohibited Services.  The Parties acknowledge that the principal purpose of this Lease is to provide licensed physician members of the medical staff of the Hospital with efficient and modern offices to be used for patients with respect to whom they are the treating professional.  Tenant acknowledges that Landlord (or its Affiliates) has made and intends to make a substantial investment at the Hospital in a wide array of outpatient and related commercial services which will be conveniently accessible for patients of Occupants of the MOB, and that it would be wasteful and inefficient for Tenant or any Space Tenant or Occupants of the MOB (other than the Landlord and/or its Affiliates) to duplicate such services at the MOB.  Accordingly, Tenant and the MOB Occupants (other than Landlord and its Affiliates) shall be prohibited from performing within the MOB any of the following services (the “Prohibited Services”), without the express prior written approval of Landlord, which approval shall be at the sole discretion of Landlord and may be withheld for any reason, reasonable or unreasonable, or for no reason at all:

(a)           a pharmacy;

(b)           acute care general hospital;

(c)           ambulatory surgery (for any procedure which either (A) under Florida law, requires the procedure to be performed in a licensed ambulatory surgery center, or (B) is performed while the patient is under any form of sedation);

(d)           physical therapy;

(e)           reference diagnostic radiology;

(f)            reference diagnostic imaging such as ultrasound, computer assisted tomography scans, magnetic resonance imaging;

(g)           nuclear medicine testing;

(h)           radiation oncology;

(i)            GI/endoscopy center;

(j)            wound care clinic;

(k)           hyperbaric clinic;

(l)            cardiac or other vascular catheterization;

(m)          outpatient surgery centers;

(n)           any procedure requiring anesthesia which must be administered by an anesthesiologist or certified registered nurse or other trained anesthetist (excluding procedures performed by dentists, oral surgeons, opthamologists, or dermatologists);

(o)           emergency center;

(p)           laboratory services;

(q)           “urgent care” (which is defined for purposes hereof as the furnishing of medical services where (A) the provider of the services markets itself to the public as providing “urgent care,” (B) the services are provided to patients with whom the physician does not have an existing patient relationship, and (C) such services are provided to patients after the normal business hours of the MOB);

(r)            ambulance service or any other facility that offers services generally provided by a licensed acute care hospital;

(s)           computerized topographic scanner;

(t)            radiation therapy;

(u)           mammography and breast diagnostics;

(v)           short-stay surgery;

(w)          birthing center;

(x)            intravenous sedated outpatient procedures;

(y)           LETZ procedures;

(z)            cervical biopsies; or

(aa)         other services which duplicate on a commercial basis the services offered by or made available by the Hospital.

All Space Leases and subleases for the MOB shall contain these use restrictions and Tenant shall enforce such use restrictions at its sole cost and expense (without limiting the right of Landlord to enforce such restrictions).  Landlord reserves, in its sole discretion, the right to amend, no more frequently than once in any Lease Year, the Prohibited Services.  To the extent that any amendment to the list of Prohibited Services would restrict services which were permitted prior to such amendment when the Space Tenant signed its Space Lease, that nonconforming service would be permitted but only (i) as to that specific Space Tenant (and not the successors or assigns of that Space Tenant), (ii) for the current term of such Space Tenant’s lease (and any renewal term of such Space Tenant’s exercised prior to the date of the applicable amendment to the list of Prohibited Services or any unexercised renewal term under such Space Tenant’s lease which exists as of the date of the applicable amendment), and (iii) to the extent that such Space Tenant does not expand its operations in the MOB.  In the event that there is any disagreement between Landlord and Tenant regarding whether services are Prohibited Services, such disagreement shall be resolved by Landlord in its sole discretion and the same shall be binding on Tenant and the Space Tenant.

Notwithstanding the foregoing, a physician Space Tenant of the MOB may perform the following services in its own space in the MOB to its own patients with whom the Space Tenant has an existing patient relationship where such Space Tenant is the treating physician and such services are provided ancillary to the ordinary and customary course of treatment within the Space Tenant’s medical practice (and not for third parties or for an independent profit motive): Physical Therapy and Ultrasound.

The provisions of this Section 7.2 shall not apply to prohibit the rendering by a Space Tenant of any service within its premises during the term of the Space Lease (including any renewals thereof) that is a Prohibited Service provided that either (i) as to such specific Space Tenant (excluding any assignee or sublessee of the original Space Tenant under the Space Lease), (x) such Space Tenant’s Space Lease is in existence on the date of this Lease, and (y) such Space Tenant’s Space Lease does not prohibit such Prohibited Service; or (ii) such Space Tenant replaces, and occupies the same premises (without any expansion) as, any Space Tenant whose use of its premises as either a pharmacy or for laboratory services satisfied the requirements of subsection (i)(x) and (y), inclusive, above and whose lease has expired or terminated after the date of this Lease, and such use by the successor Space Tenant as either a pharmacy or for laboratory services is the same use as the prior Space Tenant.

7.3           Competing Facility.  (A) Tenant shall not allow any Competing Facility to use or occupy space in the MOB, whether pursuant to sublease, license or otherwise, and (B) neither

Tenant nor any of its Affiliates shall own, manage or operate a Competing Facility within the Restricted Area, unless in either event approved in advance in writing by Landlord, which approval may be granted or withheld in Landlord’s sole discretion. The restrictions in this ARTICLE 7 shall not apply to the owner of the Hospital or any Affiliate of such Person. For purposes of this restriction on leasing space in the MOB, a physician shall not, solely by virtue of (i) the practice of medicine, or (ii) any ownership in, or control of, a Competing Facility which is not located in the MOB, be considered a Competing Facility solely for purposes of leasing space in the MOB to physician for such physician’s medical practice.

7.4           Termination of Restrictions.  The terms of this ARTICLE 7 shall become null and void and of no further force and effect at such time that the Hospital is no longer licensed as an acute care general hospital, an acute care specialty hospital, an ambulatory surgical center, an emergency center, an ambulance service, or any other facility that offers services generally provided by a licensed acute care hospital (collectively, a “Hospital Facility”) for a period of one (1) year; provided, however, that (i) if the Hospital is no longer licensed as a Hospital Facility due to damage or destruction by fire or other casualty, then the terms of this ARTICLE 7 shall continue in full force and effect if the then owner of the Hospital diligently pursues the repair of such damage or destruction and the Hospital is subsequently re-licensed as a Hospital Facility. Notwithstanding the foregoing, if the Hospital’s license is lost for any reason, and Landlord is diligently pursuing reinstatement of the license or a new license, then the terms of this ARTICLE 7 shall continue in full force and effect until such time that Landlord ceases its efforts to reinstate the license or obtain a new license or a final non-appealable order denying such license is issued by a court of competent jurisdiction.

ARTICLE 8

TENANT FINANCING; LEASEHOLD MORTGAGES

8.1           Tenant’s Ability to Finance Generally.

(a)           Tenant may, at any time and from time to time, without the consent of Landlord, finance Tenant’s Leasehold Estate and shall have the right to encumber by a Leasehold Mortgage Tenant’s Leasehold Estate for such purpose to a Leasehold Mortgagee (as defined below), provided that such financing and leasehold mortgage conforms to the requirements of this ARTICLE 8 and the amount of such financing is limited to not more than eighty percent (80%) of the then fair market value of Tenant’s Leasehold Estate calculated at the time of the funding of such financing, which fair market value shall be determined by appraisal in accordance with the terms set forth in Section 8.4 below.  “Leasehold Mortgagee” means a lender and its permitted successors and assigns who (i) is the owner and holder of a promissory note, the indebtedness evidenced by which is secured by a first lien on the Tenant’s Leasehold Estate, (ii) is not a Competing Facility, and (iii) is an “Institutional Mortgagee” (as defined below), and (iv) is disclosed in a written notice (a “Mortgage Notice”) given to Landlord containing the name, notice address, contact person, telephone number, and facsimile transmission number of the lender to which the Tenant’s Leasehold Estate has been or will be mortgaged as security pursuant to this ARTICLE 8. “Institutional Mortgagee” means a bank, savings and loan association, insurance company, mortgage company, real estate investment trust

(or wholly owned subsidiary thereof), recognized institutional type lender or its loan correspondent, or agency of the United States Government.

(b)           Under no circumstances shall Landlord subordinate its fee simple interest in the Premises to the lien of any Leasehold Mortgagee.  Landlord shall not be liable for the payment of the sum secured by any Leasehold Mortgage, nor for any expenses in connection with the same, and neither the Leasehold Mortgage nor any instrument or document related thereto shall contain any covenant or other obligation on Landlord’s part to pay such debt, or any part thereof, or to take any affirmative action of any kind whatsoever, except as Landlord may deem necessary or desirable to protect its interest under this Lease. The Leasehold Mortgage shall encumber only Tenant’s Leasehold Estate and shall not be a lien on Landlord’s interest in the Premises or any portion of the Campus or reversionary interest in the Tenant Improvements. The Leasehold Mortgage shall be subject to the terms of this Lease, and the Leasehold Mortgagee, or anyone claiming by, through or under the same, shall not, by virtue thereof, acquire any greater rights hereunder than Tenant has under this Lease.

(c)           In addition to Section 8.2, the terms of the Leasehold Mortgage shall expressly: (i) prohibit the Leasehold Mortgagee from naming Landlord as a party in any such foreclosure or action, or seeking a judgment against Landlord based upon such Leasehold Mortgage or any instrument or document related thereto; and (ii) obligate the Leasehold Mortgagee to apply any insurance proceeds and eminent domain award to the restoration of the Premises to the full extent of Tenant’s obligation or the option to restore the Premises as set forth in ARTICLE 13 and ARTICLE 14 hereof, respectively.

(d)           As used in this Lease, the term “mortgage” or any variation thereof shall refer to the security interest granted by Tenant pursuant to a mortgage, deed to secure debt, deed of trust or other security agreement.

8.2           Leasehold Mortgages; Protective Provisions Subject to the provisions of this ARTICLE 8, Tenant may encumber as security Tenant’s Leasehold Estate (the “Leasehold Mortgage”) and assign to the Leasehold Mortgagee Tenant’s rights to rents and subleases therefrom, subject to the following terms hereby agreed to by Landlord and Tenant and which terms shall also be incorporated into the Leasehold Mortgage:

(a)         Landlord shall give to any Leasehold Mortgagee a copy of each notice of Default given to Tenant at the same time as and whenever any such notice of Default shall thereafter be given by the Landlord to Tenant, provided Tenant or the Leasehold Mortgagee shall provide an address for such Leasehold Mortgagee to Landlord.  Notwithstanding the foregoing, no such notice of Default shall be effective against any Leasehold Mortgagee until such notice has been sent to such Leasehold Mortgagee in accordance with the notice provisions of ARTICLE 16.  Upon a Leasehold Mortgagee’s receipt of written notice of Default by Tenant (a “Default Notice”), subject to Landlord’s right to cure such Default in accordance with Section 17.5 and the other provisions of this Lease, the Leasehold Mortgagee shall have the right, but not the obligation, to cure such Default on behalf of Tenant, and Landlord shall not have the right to terminate this Lease in the event that the Leasehold Mortgagee completes the cure of such default within sixty (60) days after its receipt of the Default Notice if such Default is capable of being cured within such sixty (60) day period, or such longer period of time as may be reasonably necessary to cure such Default provided Leasehold Mortgagee is diligently pursuing a cure and the Leasehold Mortgagee has agreed in writing for the benefit of Landlord to cure such Default. The time for Leasehold Mortgagee to cure any Default under this Lease which reasonably requires that Leasehold Mortgagee be in possession of the Premises to do so shall be deemed extended to include the period of time reasonably required by Leasehold Mortgagee to obtain such possession (by foreclosure or otherwise) with due diligence; provided, however, that Leasehold Mortgagee shall have delivered to Landlord its written commitment to cure such outstanding Defaults reasonably requiring possession of the Premises; and further provided, however, that during such period all other obligations of Tenant under this Lease are being duly performed to the extent that Leasehold Mortgagee can do so.  Landlord agrees to accept any Leasehold Mortgagee’s cure of a Default by Tenant.  Landlord acknowledges that the Leasehold Mortgagee is relying upon Tenant’s interest in this Lease as collateral, so Landlord agrees to give the Leasehold Mortgagee the opportunity to realize on such collateral before any termination of this Lease due to a Default by Tenant.  In furtherance of the foregoing, Landlord agrees that it shall not terminate this Lease due to the occurrence of any Tenant Default so long as a Leasehold Mortgagee commences the foreclosure of its lien on the Tenant’s Leasehold Estate within sixty (60) days after its receipt of the Default Notice, completes such foreclosure with reasonable diligence, and pays, upon Landlord’s written demand, all delinquent Rent and other sums then due and owing under this Lease.

(b)           If this Lease is terminated as a result of Tenant’s Default or rejection of this Lease pursuant to Section 365(a) of the Bankruptcy Code, 11 U.S.C. §365(a), then, upon the Leasehold Mortgagee’s request made within thirty (30) days after the Leasehold Mortgagee’s receipt of written notice from Landlord of such termination, and provided that the Leasehold Mortgagee pays all of the Rent and other sums then due and owing under this Lease and the Leasehold Mortgagee performs all other obligations under this Lease, Landlord shall enter into a new lease with the Leasehold Mortgagee upon terms and conditions identical to those of this Lease for what would have been the full remaining term of this Lease had the same not been so terminated as more particularly provided in Section 8.8 hereof, and such new lease shall have the same priority as this Lease. If this Lease is terminated as a result of any casualty or condemnation affecting the Premises, and not due to a Default by Tenant, Landlord is not obligated to enter into a new lease with the Leasehold Mortgagee.

(c)           Any foreclosure, deed-in-lieu of foreclosure or other sale of Tenant’s Leasehold Estate in any foreclosure proceedings instituted by a Leasehold Mortgagee and any subsequent assignment, transfer or conveyance of the Tenant’s Leasehold Estate by such Leasehold Mortgagee to a third party shall not be deemed a Transfer of the Tenant’s Leasehold Estate, provided (i) the successor Tenant shall notify Landlord of its status as such successor, (ii) such sale, transfer, conveyance or assignment of the Leasehold Estate shall not in any event be made to a Competing Facility, and (iii) the successor Tenant shall be subject to all of the terms and conditions of this Lease, including, without limitation, the terms and provisions related to any subsequent Transfer of the Tenant’s Leasehold Estate. Landlord agrees to recognize the person or entity acquiring Tenant’s Leasehold Estate pursuant to the foregoing as the lessee hereunder with all of the rights and estate of Tenant, provided that any such purchaser at any foreclosure sale of the Tenant’s Leasehold Estate shall be deemed to have agreed to perform all of the Tenant’s obligations under this Lease.

(d)           The making of a Leasehold Mortgage in accordance with the terms of this Lease shall not be deemed to constitute an assignment or Transfer.  No Leasehold Mortgagee, simply by virtue of its mortgage lien on the Tenant’s Leasehold Estate, shall be deemed to have assumed any of the obligations or liabilities of Tenant hereunder.  A Leasehold Mortgagee who takes title to the Tenant’s Leasehold Estate or enters into a new lease with Landlord pursuant to this Section shall be responsible for the performance of the Tenant’s obligations under this Lease or such new lease to the same extent as the original Tenant under this Lease, but only for so long as such Leasehold Mortgagee is the owner of the Leasehold Estate.

(e)           Each Leasehold Mortgagee shall give to Landlord a copy of each notice of default given to Tenant at the same time as and whenever any such notice of default shall thereafter be given by the Leasehold Mortgagee to Tenant, addressed to Landlord at its address as set forth in this Lease or as otherwise last furnished to the Leasehold Mortgagee.  The Leasehold Mortgage and the loan documents in connection therewith shall provide that if Tenant does not cure a default, Landlord (or its Affiliate) shall have the right, but not the obligation, to cure the default, and any and all costs incurred by Landlord (or its Affiliate) in connection therewith shall, at the option of Landlord, be treated as Additional Rent under this Lease, which shall be immediately due and owing to Landlord.

8.3           Terms of Financing.  Any financing to be secured by a Leasehold Mortgage upon Tenant’s Leasehold Estate shall (i) be in a total principal amount not to exceed eighty percent (80%) of the then fair market value of Tenant’s Leasehold Estate calculated at the time of the funding of such financing, which fair market value shall be determined by appraisal in accordance with the terms set forth in Section 8.4 below, (ii) may not extend beyond the expiration of the Term, and (iii) meet the requirements of this ARTICLE 8.  Tenant shall use commercially reasonable efforts to obtain (but shall not be in default hereunder if it does not obtain) non-recourse financing on any financing secured by a Leasehold Mortgage.

8.4           Appraisal.  For purposes of Section 4.1 and this ARTICLE 8, the fair-market value of the Tenant’s Leasehold Estate (valued as if such Leasehold Estate was a fee estate, but taking into account the use restrictions applicable thereto) (the “Appraised Value”) shall be determined by an MAI appraiser selected by Tenant (or the Leasehold Mortgagee). The costs associated with such appraisal shall be Tenant’s responsibility.  If within ten (10) Business Days after receipt of Tenant’s appraisal, Landlord disagrees with Tenant’s appraisal, then Landlord shall, at Landlord’s expense, engage its own qualified MAI appraiser, who shall determine the Appraised Value.  If the values determined by such appraisers are within ten percent (10%) of one another, using the lower value as the base amount, then the Appraised Value shall be the average of the two (2) appraisals.  If the difference between the two (2) appraisals is more than ten percent (10%), of one another, using the lower value as the base amount, then the two (2) appraisers shall choose a third (3rd) qualified MAI appraiser who shall choose one (1) of the values determined by the two (2) other MAI appraisers or some value in between such values as the Appraised Value.  If two (2) or more MAI appraisers are utilized, each Party shall pay the costs associated with the MAI appraiser selected by such Party, and the Parties shall share equally the costs associated with a third MAI appraiser, if necessary. As used herein, “qualified appraiser” shall mean an independent MAI appraiser not affiliated with either Landlord or Tenant and having at least ten (10) years’ experience appraising medical office buildings in the Hialeah, Florida area.

8.5           Tenant’s Obligations.  Tenant shall cause a true, complete and correct copy of the original of each Leasehold Mortgage, together with written notice containing the name and post office address of the Leasehold Mortgagee, to be delivered to Landlord.  Tenant shall, from time to time, when and as requested by Landlord, use commercially reasonable efforts to obtain from the Leasehold Mortgagee and deliver to Landlord a certificate from the Leasehold Mortgagee certifying as to the amount of the unpaid principal balance of the loan secured by the Leasehold Mortgage, together with accrued interest thereon, and as to the existence or absence of defaults thereunder. Tenant shall deliver to Landlord copies of all notices of default received by Tenant from the Leasehold Mortgagee promptly following receipt of same by Tenant.

8.6           Cross Collateralization Prohibition.  The financing secured by the Leasehold Mortgage shall not be cross-collateralized with any other obligation.

8.7           Other Required Terms of Leasehold Mortgage.

(a)         Each Leasehold Mortgage shall require that the Leasehold Mortgagee give to Landlord a copy of each notice of default under such Leasehold Mortgage (a “Mortgage Default”) given to Tenant at the same time as and whenever any such notice of default shall be given by such Leasehold Mortgagee to Tenant, addressed to Landlord at its address as set forth in this Lease or as otherwise last furnished to such Leasehold Mortgagee.

(b)        Each Leasehold Mortgagee agrees that it will not seek to foreclose its lien on the leasehold interest created by this Lease by reason of any act or omission of Tenant until:

(i)            the Leasehold Mortgagee has given to Landlord a copy of the notice to Tenant with respect to the Mortgage Default upon which the proposed foreclosure is based (the “Landlord Notice”); and

(ii)           Landlord shall have the right, but shall not be obligated, to remedy such Mortgage Default, with respect to monetary defaults within thirty (30) days after Landlord’s receipt of the Landlord Notice from Leasehold Mortgagee, and with respect to other defaults, within sixty (60) days after Landlord’s receipt of the Landlord Notice from Leasehold Mortgagee if such Mortgage Default is capable of being cured within such sixty (60) day period, or such longer period of time as may be reasonably necessary to cure such Mortgage Default provided Landlord is diligently pursuing a cure and Landlord has agreed in writing for the benefit of such Leasehold Mortgagee to cure such Mortgage Default, and such time period(s) have expired without the cure of the Mortgage Default. In such event, Leasehold Mortgagee shall accept the cure of a Mortgage Default tendered by Landlord.

(c)         Any Landlord Notice pursuant to this Section shall be sent by certified mail, return receipt requested or by a nationally recognized commercial overnight delivery service to the address set forth herein (or such other address as may hereinafter be designated in writing to said Leasehold Mortgagee by Landlord).  The Leasehold Mortgagee must accept performance by Landlord of any covenant, condition or agreement on Tenant’s part to be performed under the Leasehold Mortgage with the same force and effect as though performed by Tenant.

(d)        The time for Landlord to cure any Mortgage Default which reasonably requires that Landlord be in possession of the Premises to do so shall be deemed extended to include the period of time required by Landlord to obtain such possession (by eviction or otherwise) with due diligence; provided, however, that Landlord shall have delivered to such Leasehold Mortgagee its written commitment to cure outstanding Mortgage Defaults reasonably requiring possession of the Premises; and further provided, however, that during such period all other obligations of Tenant under the Leasehold Mortgage are being duly performed to the extent that Landlord can do so.

8.8           New Lease.  In the event of the termination of this Lease as a result of an Event of Default after the expiration of any cure periods applicable to Tenant and/or Leasehold Mortgagee, including if this Lease is rejected or disaffirmed pursuant to any bankruptcy or similar law or proceeding, Landlord shall provide Leasehold Mortgagee with written notice that this Lease has been terminated, together with a statement of all sums which would at that time be due under this Lease absent such termination and of all other defaults, if any, known to Landlord.  Leasehold Mortgagee shall then have the right, but not the obligation, to have it or its Affiliate designee (“Successor Tenant”) enter into a new lease (the “New Lease”) of the Premises with Landlord for the remainder of the Term, effective upon the date of such termination, at the Rent provided for herein, and upon all of the other terms, covenants and conditions of this Lease, provided (a) Leasehold Mortgagee makes written request upon Landlord for such New Lease within thirty (30) days after receipt of Landlord’s notice of such termination, (b) Leasehold Mortgagee shall pay, at the time of execution and delivery of such New Lease, any and all sums which would at such time be due pursuant to this Lease, but for such termination (plus all reasonable expenses, including reasonable attorneys’ fees, which Landlord shall have incurred by reason of such termination and the execution and delivery of the New Lease), and (c) Successor Tenant shall assume in writing all of the obligations of the landlord under any then existing Space Leases; provided further in no event shall a Leasehold Mortgagee have a right to a New Lease if this Lease is terminated as a result of casualty or condemnation and the Leasehold Mortgagee applies the insurance or condemnation proceeds, or any portion thereof to the outstanding balance of the indebtedness secured by its Leasehold Mortgage.  The Successor Tenant under any such New Lease shall be liable to perform the obligations imposed by such New Lease only during the period the Successor Tenant has ownership of the leasehold estate created thereby. Upon the execution of such New Lease, Landlord shall allow the Successor Tenant, to offset against the sums otherwise due under this Section or under the New Lease, an amount equal to the net income in fact derived by Landlord from the Premises during the period from the date of termination of this Lease to the date of the beginning of the term of the New Lease.  In addition to the New Lease, Landlord shall upon the request of the Successor Tenant, execute and deliver (in recordable form) to such Successor Tenant or its nominee, such deeds, bills of sale, assignments and other instruments whereby the Landlord conveys to the Successor Tenant or its nominee, without warranty of title but with confirmation of no prior assignment of Landlord, all of Landlord’s right, title and interest, in, to and under any portion of Tenant’s Interest that may have reverted to Landlord on account of the termination of this Lease, including without limitation any Space Leases.

ARTICLE 9

ASSIGNMENT, MORTGAGES AND SUBLETTING

9.1           Assignment.

(a)           Tenant covenants that, except as set forth in ARTICLE 8 above, it shall not assign, mortgage, or encumber this Lease, nor sublease, nor permit the Premises or any part of the Premises to be used or occupied by others (other than tenants under Space Leases), without the prior written consent of Landlord in each instance, which consent may granted, withheld or conditioned in the reasonable discretion of Landlord.  Any assignment or sublease in violation of this ARTICLE 9 will be void. If this Lease is assigned, or if the Premises or any part of the Premises are subleased or occupied by anyone other than Tenant in violation of the terms of this Lease, Landlord may, after default by Tenant, collect rent from the assignee, subtenant, or occupant, and apply the net amount collected to Rent, which collection shall not be deemed a waiver of any provision hereof. No assignment, sublease, occupancy, or collection shall be deemed (i) a waiver of the provisions of this ARTICLE 9; (ii) the acceptance of the assignee, subtenant, or occupant as Tenant; or (iii) a release of Tenant from the further performance by Tenant of covenants on the part of Tenant contained in this Lease including, without limitation, the covenant to pay Rent. The consent by Landlord to an assignment or sublease will not be construed to relieve Tenant from obtaining Landlord’s prior written consent in writing to any further assignment or sublease. Except as specifically set forth below, no assignment or subletting shall relieve Tenant from its obligations hereunder, and Tenant shall continue to be liable as a principal, and not as a guarantor or surety, to the same extent as though no assignment or sublease has been made.  No permitted subtenant may assign or encumber its sublease or further sublease all or any portion of its subleased space, or otherwise permit the subleased space or any part of its subleased space to be used or occupied by others, without Landlord’s prior written consent in each instance, which consent may be granted or withheld in Landlord’s reasonable discretion. Notwithstanding the foregoing, in the event that Landlord consents, in Landlord’s reasonable discretion, to an assignment of this Lease by the Tenant in accordance with the terms of this Lease, then, in connection with such consent, Landlord shall release the then existing Tenant from any liability to Landlord under this Lease first arising or accruing subsequent to the consummation of such assignment, and by virtue of Landlord’s consent to such an assignment, Tenant shall be deemed to have released Landlord from any liability to Tenant under this Lease. In the event there is any request for consent to a proposed assignment or sublease, Landlord denies such consent and Tenant challenges or disputes Landlord’s denial of such consent, Tenant’s sole and exclusive remedy arising from any such denial of consent shall be an action for specific performance and Tenant hereby waives, relinquishes and releases any rights it may have, now or in the future, to recover damages (including consequential damages) from Landlord arising out of Landlord’s failure or refusal to grant any such consent. Landlord and Tenant agree to submit to arbitration any such dispute concerning the denial of consent to an assignment or sublease pursuant to the terms of Exhibit 9.1(a) attached hereto and made a part hereof.

(b)           If Tenant requests Landlord’s consent to a specific assignment or subletting (other than Space Leases in accordance with the terms of this Lease), Tenant shall submit in writing to Landlord at least thirty (30) days prior to the effective date of the proposed assignment or sublease (i) the name and address of the proposed assignee or subtenant; (ii) the business terms of the proposed assignment or sublease; (iii) reasonably satisfactory information as to the nature and character of the business of the proposed assignee or subtenant, and as to the nature of its proposed use of the space; (iv) banking, financial, or other credit information reasonably sufficient to enable Landlord to determine the financial responsibility and character of the proposed assignee or subtenant; (v) delivery to Landlord of evidence satisfactory to Landlord of Tenant’s and the proposed assignee’s compliance with ARTICLE 10 of this Lease; (vi) the proposed form of assignment or sublease for Landlord’s reasonable approval; and (vii) any other information which Landlord may reasonably deem relevant.  Contemporaneously with Tenant’s notice of any request for consent to a transfer (other than Space Leases in accordance with the terms of this Lease), Tenant shall reimburse Landlord promptly following request for its reasonable attorneys’ fees incurred in connection with considering any request for consent to a transfer, and in addition, if either (1) Landlord consents to such transfer, or (2) Tenant requests consent to an assignment or subletting more than one (1) time during any calendar year, Tenant shall also pay to Landlord a transfer review fee equal to one (1) month’s then current Base Rent. Landlord agrees to provide Tenant with Landlord’s response to a request for an assignment or subletting within thirty (30) days of the date that Landlord receives the last of the documentation and information described in items (i) through (vii) above, inclusive.

(c)           Subject to the terms of this Lease, the transfer of a majority of the issued and outstanding capital stock of any corporate Tenant of this Lease, or a majority of the total interest in any partnership or limited liability company Tenant, or a change in the direct or indirect control or management of Tenant, however accomplished, and whether in a single transaction or in a series of related or unrelated transactions, or the transfer of the power to vote the same (a “Change of Ownership”), will be deemed an assignment of this Lease requiring Landlord’s consent in each instance; provided, however, that Behringer Harvard Florida MOB Member, LLC (“BH”) may assign its equity interests in Tenant to an Affiliate of BH, without Landlord’s consent, in accordance with the terms of Tenant’s Organizational Documents, provided that (1) immediately prior to the effective date of the proposed assignment the proposed assignee is at least as creditworthy as BH was as of the Effective Date, (2) the proposed assignee is not a Competing Facility, (3) no physician or other referral source has any ownership in, or control of, the proposed assignee (unless such ownership and/or control is disclosed in writing to Landlord in advance of the proposed assignment, and such assignment is not, in Landlord’s determination, violative of applicable federal laws and regulations including, without limitation, the so-called Stark I and Stark II laws and regulations promulgated thereunder), (4) following the proposed assignment, there is no change in the direct or indirect management or control of Tenant or change in the right to manage or control Tenant, and (5) ) the transferring party shall not be released of any of its obligations under Tenant’s Organizational Documents by virtue of such assignment.

(d)           Notwithstanding anything to the contrary contained in Section 9.1(a), Landlord’s consent shall not be required for an assignment or other transfer of Tenant’s interest under this Lease to an Affiliate of Tenant provided that (i) Tenant shall notify Landlord in writing of the proposed transaction and the identity of the proposed assignee, (ii) at the time of such proposed assignment, transfer or sublease, Tenant shall not be in Default of any of the terms of this Lease, (iii) any proposed assignee or transferee shall agree in a writing reasonably acceptable to Landlord that it will assume and be bound by the terms of this Lease, (iv) there shall be no change in use of the Premises, and (v) any proposed assignee or transferee shall have a net worth no less than the net worth of Tenant as of the date of execution of this Lease.

Under no circumstances will an assignment or transfer be permitted to a Competing Facility.

(e)           It is an express condition of any permitted assignment or sublease that Tenant not be in Default of any of the terms of this Lease at the time Tenant provides Landlord its request for written consent to such assignment or sublease.

(f)            If Tenant assigns this Lease as permitted herein, the assignee shall expressly assume all of the obligations of Tenant hereunder in a written instrument satisfactory to Landlord and furnished to Landlord not later than fifteen (15) days prior to the effective date of the assignment.  In connection with such an assignment, Landlord agrees to release the assignor of all obligations under this Lease which first accrue or arise subsequent to the effective date of the assignment, provided that the assignor shall remain obligated under this Lease for all liabilities and obligations which accrue prior to the effective date of the assignment, including without limitation, the obligation to pay all Rent and all other charges due under this Lease which relate to such period of time.

(g)           Any attempted assignment in violation of any terms of this Lease shall be non-binding upon Landlord and unenforceable by the Parties thereto and shall constitute a Default by Tenant without any grace or cure period.

(h)           Any assignment by Tenant of this Lease as permitted herein shall include all of Tenant’s interests in the Improvements, and Tenant may not assign separately this Lease and its interests in the Improvements (i.e., any such assignment permitted by this Lease shall be of the entire Tenant’s Leasehold Estate).

(i)            Notwithstanding anything to the contrary contained in this Lease, including, without limitation, the terms of this Section 9.1, under no circumstances shall Tenant assign this Lease or sublease all or any part of the Premises to a Competing Facility. Any such assignment or subletting to a Competing Facility shall be null and void and of no effect and the Competing Facility shall acquire no rights whatsoever under this Lease by virtue thereof.

9.2           Covenant Against Encumbrance.  Tenant, its successors and assigns, shall have no right to mortgage, pledge, or otherwise encumber or transfer this Lease, the MOB or Tenant’s interest herein, except by a Leasehold Mortgage meeting the requirements of ARTICLE 8.  Any such Leasehold Mortgage shall be subject to the terms of this Lease and subordinate to the rights of Landlord hereunder.

9.3           Space Leasing.

(a)           Tenant shall have the obligation to use commercially reasonable efforts to sublease the MOB to Space Tenants during the Term as set forth in this Section 9.3.  Upon the Effective Date, Tenant shall, in consultation with Landlord, develop the Approved Marketing Plan for the MOB consistent with the terms of this Section 9.3.  Thereafter, Tenant shall, in consultation with Landlord, update the Approved Marketing Plan, and on the first day of each

January prepare and deliver to Landlord the next year’s Approved Marketing Plan for the MOB for Landlord’s review and input.  Landlord shall have the right to approve all signs and materials used by Tenant in the promoting or marketing of Space Leases.  Landlord shall not unreasonably withhold, condition or delay its consent to any such signs or materials proposed by Tenant.  Tenant shall not use any name (excluding the name of the Tenant), mark or logo of Landlord or any of its Affiliates in connection with the operation of the MOB without the prior written approval of Landlord, which approval shall not be unreasonably withheld.  Tenant shall not otherwise use any name, mark or logo of Landlord or any of its Affiliates for any other purpose without the express prior written approval of Landlord, which approval may be granted or withheld in its sole discretion.

(b)           Tenant may only sublease space in the MOB to (i) Landlord (or its Affiliates) in accordance with the terms of this Lease, (ii) to prospective tenants in accordance with the Approved Marketing Plan, and (iii) in accordance with the restrictions in Section 7.1(b) and (c).

(c)           All Space Tenants of the MOB shall execute a written Space Lease with Tenant for space in the MOB. For purposes of this Lease, the term “Space Lease” means a sublease between Tenant, as lessor, and a physician, physician group or other user permitted under ARTICLE 7, as lessee, and the term “Space Tenant” means a lessee under a Space Lease. All Space Leases shall be substantially in the form of Exhibit 9.3(c) attached hereto and made a part hereof (the “Approved Space Lease”), subject to any non-material changes that may be negotiated with individual Space Tenants. Any material changes to the form of the Approved Space Lease shall be subject to Landlord’s prior written approval. Landlord has the right to approve the initial lease structure for the MOB.

(d)           In the event of termination of this Lease pursuant to the terms hereof, Landlord agrees to honor any Space Leases conforming to the requirements of this Section 9.3 as if they were direct leases between Landlord and such Space Tenants; provided, however Landlord shall not be liable for any breach of any obligations owed by Tenant, as lessor, to such Space Tenants under such Space Leases, nor shall Landlord be liable to such Space Tenants for the return to Space Tenants of (i) any sums on deposit with Tenant, including, without limitation, security deposits, and rent paid more than one (1) month in advance, or (ii) tenant allowances or inducements made available to Space Tenants, including, without limitation, leasehold improvement allowances, unless such sums on deposit or the cash value of such allowances or inducements have actually been transferred by Tenant to Landlord.

(e)           All Space Leases shall have the following terms: (i) the Space Leases shall contain the terms set forth in the Approved Marketing Plan; (ii) the permitted uses, and prohibited uses in ARTICLE 7 shall be set forth in full; (iii) in no case shall any Space Lease term extend beyond the Term of this Lease without the prior written consent of Landlord; and (iv) rent (including all inducements and incentives) shall be on fair market value terms, and shall comply with the requirements of federal law Stark I and II anti-referral/fraud regulatory safe harbors.  Tenant and Space Tenant shall not be permitted to amend the Space Lease in contravention of this Lease, and any such attempted amendment shall not be binding upon Landlord.

(f)            Except for a Space Lease, Tenant shall not enter into any other form of (i) lease, (ii) occupancy agreement, (iii) license, (iv) grant, (v) option to lease or occupy, (vi) lease renewal, or (vii) other grant of occupancy rights whether exclusive or non-exclusive for space in the MOB. Notwithstanding the foregoing, subject to the terms of the REA and the other terms of this Lease, Tenant may enter into a valet parking concession or license agreement for parking for the MOB.

(g)           Tenant shall furnish Landlord with true, correct and complete copies of all Space Leases within five (5) Business Days after execution by the parties thereto.

9.4           Right of First Offer to Lease Available Space.

(a)           During the Term, Tenant shall deliver to Landlord on the 1st day of each January, April, July, and October of each Lease Year, quarterly supplements to the last Approved Marketing Plan (collectively, the “Supplements”) which shall list any Available Space (as defined below) and the terms and conditions on which Tenant is marketing such Available Space for lease to prospective tenants. For purposes of this Lease, the term “Available Space” shall mean space in the MOB from time to time that is not subject to a Space Lease and is available for lease to third parties.

(b)           For a period of ten (10) days (the “Response Period”), beginning on the date of Landlord’s receipt of the applicable Supplement as described in Section 9.4(a) above, Landlord (or its Affiliate) shall have the exclusive right and option, but not the obligation, to lease the Available Space described in such Supplement (“Right of First Offer”) on the terms set forth in such Supplement.  If Landlord (or its Affiliate) exercises such right and option, commencement and duration of the term shall be as set forth in such Supplement, except that for purposes of Landlord’s Right of First Offer, the rental rate shall be the rental rate (as adjusted to reflect no leasing commissions are payable unless otherwise agreed by Landlord and Tenant) in the Supplement.  Other terms and conditions of Landlord’s occupancy shall, in the case of a prospective lease of Available Space, be as set forth in the Approved Space Lease, as may be amended by Landlord and Tenant by mutual agreement.  Subsequent to Landlord entering into a lease under this Section, Landlord (or its Affiliate) may, without obtaining Tenant’s written consent, either (x) assign its leasehold interest in any such lease to an Affiliate or entity in which it owns a financial interest, or (y) designate a third party (which need not be an Affiliate of Landlord) which shall enter into a new lease with Tenant, on the terms in the applicable Supplement, in replacement of the lease by Landlord (or its Affiliate), and upon execution of such new lease by such third party and Tenant, Landlord (or its Affiliate) shall have no further liability under the lease executed by Landlord (or its Affiliate).  Landlord (or its Affiliate) may exercise its right to lease the Available Space by delivering written notice to Tenant of Landlord’s (or its Affiliate’s) desire to so occupy at any time during such Response Period.  If Landlord’s Right of First Offer expires unexercised, Tenant may market the Available Space upon the terms and conditions set forth in such Supplement, except for non-material changes to the rental rate (which shall mean rental rate changes of ten percent (10%) or less) quoted in the Supplement.

9.5           Intentionally Deleted.

9.6           Intentionally Deleted.

ARTICLE 10

PREEMPTIVE RIGHTS

10.1         Purchase Right of First Refusal.

(a)           Tenant shall give Landlord written notice of Tenant’s intention to Transfer an Interest, which notice (the “Offer Notice”) shall include (i) the name and address of the prospective transferee, (ii) the names and addresses of the principal owner(s) of the prospective transferee, (iii) copies of the most recent audited and unaudited financial statements of the prospective transferee, (iv) the prospective transferee’s intended use of the Interest, and (v) the material terms and conditions of the prospective Transfer together with all other information regarding the prospective Transfer in the possession of Tenant requested by Landlord.  If a proposed Transfer is part of an offer that includes more than one property, of which the Interest is included, then the value for the Interest shall be separately stated, and the Repurchase Right shall only be applicable to the Interest.

(b)           For a period of fifteen (15) days beginning on the date of Landlord’s receipt of such Offer Notice, Landlord shall have the exclusive right and option to purchase the Interest (“Repurchase Right”) by delivering written notice (the “Exercise Notice”) to Tenant.  Subject to the conditions set forth in Section 10.1(f), such exercise shall be irrevocable and the closing of the transaction shall occur within one hundred twenty (120) days of the date that Landlord timely exercises its Repurchase Right.

(c)           If Landlord fails to timely exercise its Repurchase Right pursuant to Section 10.1(b), such right shall be deemed waived, subject to Section 10.1(d), but only as to that Transfer. If such right is deemed waived, then, upon written request from Tenant, Landlord agrees to provide written confirmation of such waiver of the Repurchase Right, in recordable form, as to the specific proposed Transfer of the Interest. Upon request Landlord’s Repurchase Right shall continue on subsequent proposed Transfers of the Interest.

(d)           Landlord shall purchase the Interest at a price (including the deposit of earnest money) equal to the price for which the Interest is to be sold or transferred to the prospective transferee as set forth in the Offer Notice. If all or part of the consideration for the proposed Transfer is other than cash, Landlord’s exercise of its Repurchase Right shall be deemed to be on the same terms and conditions as long as Landlord agrees to pay the fair market value (as determined by an appraiser acceptable to both Landlord and Tenant) of the non-cash consideration to be received by Tenant.  The cost of the appraisal shall be shared equally by Landlord and Tenant.

(e)           If Landlord’s Repurchase Right expires unexercised, Tenant and the prospective transferee shall, within one fifty (150) days after the expiration of Landlord’s Repurchase Right, subject to the terms of this Lease, close the Transfer transaction on the same terms as set forth in the notice described in Section 10.1(a), except for non-material changes to the purchase price (which shall mean a change in the purchase price of five percent (5%) or less).  If Tenant and the prospective transferee fail to close within said one hundred fifty (150) day period, unless extended in writing by Landlord, then Tenant’s right to Transfer the Interest to such prospective transferee shall cease, and any future attempt to Transfer the Interest shall again be subject to Landlord’s Repurchase Right.

(f)            In any transaction involving Landlord as purchaser of an Interest amounting to a fee simple interest, marketable leasehold title to the Interest shall be conveyed to Landlord free and clear of any and all liens, encumbrances and exceptions of any kind or nature whatsoever except the following (the “Permitted Exceptions”): (1) the real estate taxes and assessments not delinquent; (2) this Lease; (3) easements, restrictions and encumbrances of record (A) created on or before the Effective Date, and (B) created after the Effective Date and which do not impair the marketability of title to the Interest or which Landlord agrees to assume or take title subject to; (4) Space Leases; (5) that certain Declaration of Easements, Covenants, Conditions and Restrictions (as executed by Hospital, whether before or after the Effective Date, and as may be amended pursuant to its terms, the “REA”); and (6) all acts done or suffered by, through or under Landlord as well as all matters of record that existed as of the date of the commencement of any ground lease related to the Interest.  In the event of a conflict between this Lease and any of the Permitted Exceptions, the terms of the applicable Permitted Exception shall control.

As evidence of such title, Tenant shall obtain and deliver to Landlord, within thirty (30) days after Landlord’s exercise of its Repurchase Right: (1) a commitment for an ALTA owner’s policy of title insurance (the “Commitment”) which shall have attached thereto copies of all instruments noted therein as exceptions to title, and which shall be endorsed to and including the date of closing, insuring good and marketable title to the Interest, subject only to the Permitted Exceptions, and with such endorsements (which endorsements will be at Landlord’s sole expense) as may be reasonably required by Landlord; and (2) a minimum standard detail requirements for ALTA/ACSM land title surveys of the land and any building included within the Interest to be purchased (the “Survey”), prepared by a land surveyor licensed and registered in the state where the Premises are located and reasonably satisfactory to Landlord.

Within ten (10) Business Days after receipt of the Commitment, the documents listed therein as exceptions, and the Survey, Landlord shall give Tenant written notice of any exceptions enumerated in the Commitment and/or any matters shown on the Survey which are not Permitted Exceptions and are unacceptable to Landlord.  Tenant shall have twenty (20) Business Days after receipt of that notice to have those exceptions removed and those matters corrected, and shall use its reasonable efforts promptly to do so, and if Tenant is unable or unwilling to do so, Tenant shall so notify Landlord in writing.  Landlord shall then have a period of five (5) Business Days from and after its receipt of such notice to elect either (i) to terminate the Transfer, or (ii) waive such exceptions or matters that are not acceptable to Landlord and proceed to closing.  If Landlord fails to respond within such five (5) Business Day period, the Transfer contemplated herein shall be deemed to be terminated.  Landlord may waive any such objection and close the Transfer subject to such objection taking a credit against the purchase price in an amount equal to the known or readily and objectively ascertainable liquidated amount needed to remove such objection.

Any cost and expense of the Commitment and the title insurance policy issued pursuant thereto, and of the Survey shall be paid by Tenant. Any transfer fees, documentary stamp taxes

(including any surtax) shall be paid by the parties as is customary in the market where the Premises are located.  If Landlord shall exercise its Repurchase Right, but fails to purchase without legal cause, then Tenant shall keep Landlord’s earnest money deposit as Tenant’s sole and exclusive remedy.

(g)           If the Interest is sold and Landlord does not exercise its Repurchase Right, the purchaser of the Interest shall not be a Competing Facility, no physician may own any interest in, or have any control of, the purchaser, and the purchaser must abide by all of the controls and covenants as set forth in this Lease, and the Repurchase Right described in this Section. Landlord has the right to approve the purchaser prior to the sale of the Interest, which approval may granted, withheld or conditioned in the reasonable discretion of Landlord.

ARTICLE 11

MANAGEMENT, MAINTENANCE AND REPAIR OF MOB

11.1         Management of Premises and MOB.  The MOB shall be maintained, operated and managed by Tenant or an approved Property Manager at all times during this Term in a manner consistent with Institutional Quality medical office buildings in the Hialeah, Florida area.  The selection of the Property Manager of the MOB shall be subject to Landlord’s approval, which shall not be unreasonably withheld, including the term of the agreement and the Property Manager’s compensation, which shall be on market terms and conditions for similar situated Institutional Quality medical office buildings in the Hialeah, Florida area.  Landlord shall have the right from time to time, in addition to all other rights and remedies available to Landlord hereunder, to require the replacement of the Property Manager if there exists any material uncured event of default of Tenant regarding Tenant’s duties under this Section 11.1.  In no event shall the Property Manager own, manage or operate a Competing Facility within the Restricted Area, nor shall the Property Manager be owned by (i) the owner of a Competing Facility, or (ii) any physician (unless such proposed Property Manager is a publicly traded company and no physician owns or controls more than five percent (5%) of the equity of such entity).  The term “Property Manager,” as used herein shall mean the Person that is, with respect to the MOB, responsible for the day to day maintenance, cleaning, care, security and safety, and, if applicable, leasing.  In the event that (1) the Property Manager is in default under the terms of the property management agreement, and such default is not cured by the Property Manager within the applicable notice and/or grace period under the property management agreement, or (2) the Property Manager is not maintaining, operating and managing the MOB in a manner consistent with Institutional Quality medical office buildings, and such default is not cured by the Property Manager within the applicable notice and/or grace period under the Property Management Agreement, then Landlord, at Landlord’s option, may require Tenant to replace the Property Manager.

11.2         Maintenance of Improvements.  Tenant shall keep the Premises and MOB clean and in good condition and repair consistent with an Institutional Quality Medical Office Building.  Tenant shall make all necessary repairs and replacements of the Premises and MOB so that the same are kept structurally sound, neat and clean in appearance and acceptable to Landlord.  Tenant shall not commit waste or damage or allow the Premises or MOB to suffer waste or damage. When used in this ARTICLE 11, “repairs” shall include all replacements, renewals, alterations, additions and betterments.  All repairs made by Tenant shall be at least equal in quality and functionality to the original work performed in constructing the Improvements and shall be made by Tenant in accordance with all Legal Requirements.  Without limiting Tenant’s obligations under this Section 11.2, Tenant shall have and keep in force a maintenance contract, in form and with a contractor satisfactory to Landlord, providing for quarterly inspection of the Premises’ heating, ventilating and air conditioning equipment, and providing for necessary maintenance thereof and repairs thereto.  Such contract shall provide that it will not be cancelable by either party without thirty (30) days prior written notice to Landlord. In addition to the foregoing, Tenant agrees to perform the repairs and/or maintenance, as applicable, described on Exhibit 11.2 attached hereto and made a part hereof (the “Cap-X Work”), at Tenant’s sole cost and expense, and in no event will the costs of such repairs and/or maintenance be passed on or passed through to tenants under any Space Leases.  In order to secure Tenant’s obligations to timely complete the Cap-X Work identified on Exhibit 11.2 as “Immediate” and “Year 1”, BH-AW Florida MOB Venture, LLC, a Delaware limited liability company and sole member of Tenant (the “Joint Venture”), (i) has established, on or prior to the Commencement Date, a separate bank account (the “Bank Account”) at Bank of America (the “Bank”) with an initial balance of not less than $5,454,495.00 (the “Cap-X Funds”), and (ii) hereby pledges and assigns to Landlord, and grants to Landlord a first priority security interest in, all of the Joint Venture’s right, title and interest in and to the Bank Account (including, without limitation, the Cap-X Funds).  This Lease is, among other things, intended by the parties to be a security agreement for purposes of the uniform commercial code in effect in the State of Florida (the “UCC”), and Landlord shall have the right to file and/or record a UCC-1 financing statement against the Joint Venture to perfect its security interest in the Bank Account (including, without limitation, the Cap-X Funds). In addition, on or prior to the Commencement Date, the Joint Venture, the Bank and Landlord shall execute and deliver a deposit account control agreement with respect to the Bank Account, in a form reasonably acceptable to Landlord and the Bank. Landlord acknowledges that (a) the Joint Venture has funded the Cap-X Funds into the Bank Account for the benefit of Tenant and other subsidiaries of the Joint Venture that have required repair and maintenance obligations under other ground leases with Landlord or its Affiliates (“Related Ground Leases”), (b) subject to the terms of this Section, the Joint Venture will be permitted to withdraw funds from the Bank Account in order to contribute funds to Tenant to pay for the cost to complete such Cap-X Work under this Lease and/or to its other subsidiaries to pay for the required repair and maintenance obligations under the Related Ground Leases, and (c) that the amount of Cap-X Funds required to be deposited into the Bank Account may be reduced if and to the extent a Leasehold Mortgagee under this Lease or under any other Related Ground Lease requires funds to be escrowed or reserved separately for the same Cap-X Work required under this Lease and/or the required repair and maintenance obligations under any other Related Ground Lease.  The Cap-X Funds may be invested so long as any interest earned in connection therewith is added to and becomes part of the Cap-X Funds.  If Tenant fails to timely complete the Cap-X Work identified on Exhibit 11.2 as “Immediate” and “Year 1” subject to any applicable cure rights under this Lease, Landlord shall deliver a notice of Event of Default to Tenant and the Bank, and the Joint Venture shall have no further right to withdraw Cap-X Funds from the Bank Account without the prior written consent of Landlord. In addition, upon the occurrence of an Event of Default, Landlord shall have sole access to the Bank Account and the Cap-X Funds for the purpose of using the Cap-X Funds to complete the Cap-X Work, if Landlord, at its option, elects to complete the Cap-X Work. If and when Tenant cures such Event of Default, Landlord shall deliver written notice to Tenant, the Joint Venture and the Bank acknowledging the cure of such Event of Default and the Joint Venture’s right to withdraw Cap-X Funds from the Bank Account from and after the date of such notice without obtaining Landlord’s prior written consent.  Upon completion of the Cap-X Work under this Ground Lease and the other Related Ground Leases, (I) the pledge and security interest granted to Landlord by Tenant in this Section 11.2 shall be of no further force or effect and shall be released in writing by Landlord, and (II) Tenant may use any remaining funds in the Bank Account for any purpose and/or may close out the Bank Account. The Joint Venture joins in this Lease for the purpose of acknowledging its agreement with the foregoing terms of this Section.

11.3         Alterations.  Tenant shall not make any alterations to the Improvements initially constructed pursuant to ARTICLE 5 without the prior written consent of Landlord not to be unreasonably withheld, except that Landlord’s consent shall not be required for alterations: (a) as may be necessary due to emergency or to comply with Legal Requirements, (b) repair or replacement of building systems (such as replacement of HVAC systems), (c) interior tenant finish-out, and (d) the net cost of which shall not exceed Two Hundred Fifty Thousand and No/100 Dollars ($250,000.00) and that do not in any way alter or affect the external appearance or structural integrity of the MOB.  Tenant shall not make any alterations which may weaken or impair the structural strength or lessen the fair market value of all or any part of the MOB, or that may impair access, ingress or egress to, from or within the Campus, or change the site utilization or design of any building comprising part of the Campus or the MOB.

At least ten (10) days before any construction commences or materials are delivered for any alterations that Tenant is making to the Premises, whether or not Landlord’s consent is required, Tenant shall give written notice to Landlord as to when the construction is to commence or the materials are to be delivered.  Landlord shall then have the right to post and maintain on the Premises any notices that are required to protect Landlord and Landlord’s interest in the Premises from any liens for work and labor performed or materials furnished in making the alterations; provided, however, that it shall be Tenant’s duty to keep the Premises free and clear of all liens, claims and demands for work performed, materials furnished or operations conducted on the Premises at the request of Tenant.  Tenant shall deliver to Landlord all applicable mechanics lien releases immediately following the completion of any alterations.

Tenant shall not at any time permit any mechanics’, laborers’ or materialmen’s liens to stand against the Premises for any labor or material furnished to Tenant or claimed to have been furnished to Tenant or Tenant’s agents, contractors or subtenants, in connection with work of any character performed or claimed to have been performed on the Premises by or at the direction or sufferance of Tenant.  If any such lien attaches to the Premises and Tenant does not cause the same to be released by payment, bonding or otherwise within thirty (30) days after the attachment thereof, Landlord shall have the right but not the obligation to cause the same to be released, and any sums expended by Landlord in connection therewith shall be payable by Tenant on demand with interest thereon from the date of expenditure by Landlord.

11.4         Utilities.  Tenant alone shall be responsible for providing public water, sanitary sewer service, storm water drainage, electric, gas, telephone and all other necessary utilities and other services from the boundary lines of the Premises to the MOB.  The cost of access and the use and consumption of all such utilities and services shall be borne solely by Tenant and no interruption, discontinuance or cessation thereof shall affect Tenant’s obligations hereunder or result in a termination of or otherwise affect in any way this Lease. Landlord shall not be responsible for any interruption, discontinuance or cessation of any such utilities or services.

11.5         No Landlord Services.  Tenant acknowledges that Landlord shall furnish no services during the Term, it being understood that Tenant shall be responsible for the provision of all services to the Premises and the MOB.

11.6         Compliance with Legal Requirements.  Regardless of cost or inconvenience, Tenant shall, at its own cost and expense, comply promptly and conform with all present and future material Legal Requirements governing the Premises or its use.  Tenant shall, at its own cost and expense, make any and all additions, alterations or changes to the Premises or any portion thereof as required by any Governmental Authority and shall comply promptly with all present and future material Legal Requirements.

11.7         No Change in Zoning.  Landlord agrees that it will not apply for or seek governmental or quasi-governmental approval for any use of the Campus which requires the grant of any type of zoning amendment from the applicable zoning authority which would prohibit the use of the Premises for the MOB.

11.8         Permitted Contests.  Tenant, at Tenant’s expense, may contest, by appropriate legal proceedings conducted in good faith and with due diligence, the amount or validity or application, in whole or in part, of any Taxes or any Legal Requirement or insurance requirement or any lien, attachment, levy, encumbrance, charge or claim provided that (i) in the case of an unpaid Tax, lien, attachment, levy, encumbrance, charge or claim, the commencement and continuation of such proceedings shall suspend the collection thereof from Landlord and from the Premises; (ii) neither the Premises nor any Rent therefrom nor any part thereof or interest therein would be in any immediate danger of being sold, forfeited, attached or lost; (iii) in the case of a Legal Requirement, Landlord would not be in any immediate danger of civil or criminal liability for failure to comply therewith pending the outcome of such proceedings; (iv) in the case of a Legal Requirement and/or a Tax, lien, encumbrance or charge, Tenant shall give such reasonable security as may be demanded by Landlord to insure ultimate payment of the same and to prevent any sale or forfeiture of the affected Premises or the Rent by reason of such nonpayment or noncompliance; provided, however, the provisions of this Section shall not be construed to permit Tenant to contest the payment of Rent or any other sums payable by Tenant to Landlord hereunder; (v) in the case of an insurance requirement, the coverage required by this Lease shall be maintained; and (vi) if such contest be finally resolved against Landlord or Tenant, Tenant shall, as Additional Rent due hereunder, promptly pay the amount required to be paid, together with all interest and penalties accrued thereon, or comply with the applicable Legal Requirement or insurance requirement.  Landlord, at Tenant’s expense, shall execute and deliver to Tenant such authorizations and other documents as may be reasonably required in any such contest, and, if reasonably requested by Tenant or if Landlord so desires, Landlord shall join as a party therein.  Tenant hereby agrees to indemnify and save Landlord harmless from and against any liability, cost or expense of any kind that may be imposed upon Landlord in connection with any such contest and any loss resulting therefrom.

11.9         Telecommunications Equipment and Services.  Unless otherwise restricted by agreement, statute or regulation, Landlord shall have the non-exclusive right, without payment of any fee to Tenant, to provide, without limitation, telephone switching and information and communication services (“Telecommunication Services”) to Space Tenants of the MOB or to otherwise serve operations on the Campus. Landlord shall repair any damage to the Premises and the Improvements thereon caused by Landlord’s exercise of its rights hereunder.  Landlord shall retain title to all equipment, cabling, antennae and other personal property and fixtures located, as of the Effective Date and thereafter, in or upon the MOB and owned by Landlord and used by Landlord whether to provide the Telecommunication Services or otherwise used by Landlord in the operation of the Hospital and/or the Campus.  Tenant shall provide Landlord and the licensees, contractors, agents and employees reasonable access to all parts of the MOB as shall be reasonably necessary for the installation, maintenance, repair and replacement of cabling, antennae, and other equipment necessary for the provision of Telecommunication Services and, without the payment of any fee by Landlord, Tenant shall continue to make available to Landlord the telecommunication closets or similar space within the MOB which is utilized and occupied by such switching and other equipment used in the provision of Telecommunications Services.  Tenant shall not directly or indirectly, as for example, through an Affiliate of Tenant, market Telecommunication Services to Space Tenants of the MOB.  Incident to the provision of Telecommunication Services, Landlord shall keep the Leasehold Estate of Tenant lien-free from any liens related to such Telecommunications Services or the exercise of rights by Landlord under this Section, and Landlord shall indemnify and hold Tenant harmless from and against all loss, cost and expense in connection with any liens or claims of lien resulting from the installation, maintenance, repair and replacement of cabling and other equipment necessary for the provision of Telecommunication Services.

11.10       Access Rights for Other Personal Property.  Landlord reserves the right to install in the MOB from time to time during the Term certain personal property, which facilitate the Campus and/or Hospital (e.g. antennae, rooftop warning light systems, security cameras, dish systems, fire protection/detection systems, etc.), the ownership of which has been retained by Landlord (the “Landlord’s Retained Personal Property”).  Tenant shall provide Landlord and the licensees, contractors, agents and employees reasonable access to all parts of the MOB as shall be reasonably necessary for the installation, maintenance, repair and replacement of Landlord’s Retained Personal Property without the payment of any fee by Landlord to Tenant for such access and free of claim of constructive eviction.  Tenant shall continue to make available to Landlord access to Landlord’s Retained Personal Property throughout the Term; provided, however, the operation, repair and maintenance of such Retained Personal Property shall not unreasonably interfere with or disrupt Tenant’s use and operation of the MOB and/or the building systems located therein and Landlord shall repair any damage to the Premises caused by Landlord’s exercise of its rights hereunder.  Incident to the installation of Landlord’s Retained Personal Property, Landlord shall keep the Leasehold Estate of Tenant lien-free and shall indemnify and hold Tenant harmless from and against all loss, cost and expense in connection with any liens or claims of lien resulting from the installation, maintenance, repair and replacement of Landlord’s Retained Personal Property.

ARTICLE 12

INSURANCE AND INDEMNIFICATION

12.1         Tenant’s Insurance.  Tenant will procure and maintain during the Term a policy or policies of insurance covering the following risks (collectively, the “Tenant’s Insurance”):

Workers’ Compensation; Employer’s Liability; Commercial General Liability; Automobile Liability insurance (if applicable); Property Damage; Boiler and Machinery; Builder’s Risk (during the period of any construction on the Premises); Professional (Errors and Omissions) Liability; and in the future, such additional insurance coverages as may be customary for facilities such as the MOB and upon such commercially available terms. The coverages, policy limits, terms and conditions of the Tenant’s Insurance shall be as set forth in Exhibit 12.1.  All insurance policies required hereunder shall be written by an insurance company or companies reasonably acceptable to Landlord and shall be non-cancelable and non-amendable without thirty (30) days (10 days for non-payment of premiums) prior written notice to Landlord.  The original policies or certificates thereof shall be furnished to Landlord with evidence of timely payment of the premium therefor.

Tenant shall not take out separate insurance concurrent in form or contributing in the event of loss with that required in this Section, or increase the amounts of any then existing insurance, by securing an additional policy or additional policies, unless all parties having an insurable interest in the subject matter of the insurance, including Landlord and any Leasehold Mortgagee, are included therein as additional insureds or loss payees, the loss is payable under said insurance in the same manner as losses are payable under this Lease, and such additional insurance is not prohibited by the existing policies of insurance.  Tenant shall immediately notify Landlord of the taking out of such separate insurance or the increasing of any of the amounts of the existing insurance by securing an additional policy or additional policies.

Each Party hereto hereby waives any and every claim which arises or may arise in its favor and against the other Party hereto during the Term for any and all loss of, or damage to, any of its property located within or upon, or constituting a part of, the Premises, which loss or damage is covered by valid and collectible insurance policies, to the extent that such loss or damage is recoverable under such policies.  The waiver set forth hereinabove shall bar the assertion of any claim made by a subrogee against a Party, whether the asserted claim is one covered by insurance or otherwise.  Said mutual waiver shall be in addition to, and not in limitation or derogation of, any other waiver or release contained in this Lease with respect to any loss or damage to property of the Parties hereto.  Inasmuch as the said waivers will preclude the assignment of any aforesaid claim by way of subrogation (or otherwise) to an insurance company (or any other Person), each Party hereto agrees immediately to give each insurance company which has issued to it policies of insurance, written notice of the terms of said mutual waivers, and to have such insurance policies properly endorsed, if necessary, to prevent the invalidation of said insurance coverage by reason of said waivers, so long as such endorsement is available at a reasonable cost.

After an Event of Default occurs hereunder, Tenant shall make such periodic payments of insurance premiums in accordance with Landlord’s requirements after receipt of notice thereof from Landlord.

12.2         Indemnification of Landlord by Tenant.  Except to the extent prohibited by any Legal Requirements, Tenant shall indemnify and save Landlord, together with its parent, Affiliates and subsidiary organizations, its and their respective shareholders, members, directors, managers, officers, employees and agents (collectively “Landlord Indemnitees”) harmless against and from all liabilities, obligations, damages, penalties, claims, costs, liens, charges and expenses, including but not limited to reasonable fees and costs for architects, engineers, attorneys and other professionals, which may be imposed upon or incurred by or asserted against Landlord Indemnitees  (unless caused by the gross negligence or willful misconduct of Landlord) by reason of any of the following occurrences during the Term of this Lease: any work done, in or about the Premises or any part thereof by Tenant or any of its agents, contractors, employees, subtenants, licensees or invitees; any use, non-use, possession, occupation, condition, operation, maintenance or management of the Premises or any part thereof; any negligence on the part of Tenant or any of its agents, contractors, employees, subtenants, licensees or invitees; any accident, injury or damages to any person or property occurring in, on or about the Premises or any part thereof; violation of any Legal Requirement by Tenant or anyone acting by, through or under Tenant or any failure on the part of Tenant to perform or comply with any of the covenants, agreements, terms, provisions, conditions or limitations contained in this Lease on its part to be performed or complied with.  In case any action or proceeding is brought against any Landlord Indemnitee by reason of any such claim, Tenant, upon written notice from Landlord, shall at Tenant’s expense resist or defend such action or proceeding by counsel approved by Landlord in writing, which approval Landlord agrees not to unreasonably withhold.  If Tenant has supplied Landlord with insurance policies covering any of the aforementioned risks, no claim shall be made against Tenant under this ARTICLE 12 unless and until the insurer shall fail or refuse to defend and/or pay all or any part thereof.

12.3         Indemnification of Tenant by Landlord.  Except to the extent prohibited by any Legal Requirements, Landlord shall indemnify and save Tenant together with its parent, Affiliates and subsidiary organizations, its and their respective shareholders, members, directors, managers, officers, employees and agents (collectively “Tenant Indemnitees”) harmless against and from all liabilities, obligations, damages, penalties, claims, costs, charges and expenses, including but not limited to reasonable fees and costs for architects, engineers, attorneys and other professionals, which may be imposed upon or incurred by or asserted against Tenant Indemnitees by reason of any of the following occurrences during the Term of this Lease: any negligence on the part of Landlord or any of its agents, contractors, employees, subtenants, licensees or invitees.  In case any action or proceeding is brought against any Tenant Indemnitee by reason of any such claim, Landlord, upon written notice from Tenant, shall at Landlord’s expense resist or defend such action or proceeding by counsel reasonably acceptable to Tenant.  If Landlord has insurance policies covering any of the aforementioned risks, no claim shall be made against Landlord under this ARTICLE 12 unless and until the insurer shall fail or refuse to defend and/or pay all or any part thereof.

12.4         Hazardous Material - Premises.  Tenant, its agents, employees, contractors, Space Tenants or invitees shall not cause or permit any Hazardous Material to be brought upon, kept or used in or about the Campus, unless such Hazardous Material is necessary to the business of any such Person and such Hazardous Material is used, kept, stored and disposed of in a manner that complies with all label requirements and with all Environmental Law regulating any such Hazardous Material so brought upon or used or kept in or about the Campus. Tenant shall not install, use, dispose of on, or incorporate into the Premises (1) any asbestos or asbestos-containing materials (which for the purpose hereof shall be deemed a toxic hazardous material), or (2) any underground storage tanks. If Tenant or its agents, employees, contractors, Space Tenants or invitees breaches the obligations stated in the preceding sentences or if the presence of Hazardous Material on the Campus, even if present with the consent of Landlord, results in contamination of the Premises or the Campus, or if contamination of the Premises or the Campus by Hazardous Material otherwise occurs, then Tenant shall indemnify, defend and hold Landlord harmless from any and all claims, judgments, damages, penalties, fines, costs, liabilities or losses (including, without limitation, diminution in value of the Premises or the Campus, damages for the loss or restriction on use of the Campus and sums paid in settlement of claims, attorneys’ fees, consultant fees and expert fees) which arise during or after the Term as a result of such contamination.  This indemnification of Landlord by Tenant includes, without limitation, costs and reasonable attorneys fees incurred by Landlord in connection with any investigation of site conditions or any clean-up, remedial, removal or restoration work performed by any individual or entity, regardless of whether such investigation or work is required by any federal, state or local governmental agency or political subdivision because of Hazardous Material present in the soil or ground water on or under the Campus, and shall survive the cancellation, termination or expiration of the Term.  Without limiting the foregoing, if the presence of any Hazardous Material on the Premises or the Campus caused or permitted by Tenant results in any contamination of the Premises or the Campus, Tenant shall promptly take all actions at its sole expense as are necessary to return the Premises and the Campus to the condition existing prior to the introduction of any such Hazardous Material to the Premises or the Campus; provided that Landlord’s approval of such actions shall first be obtained, which approval shall not be unreasonably withheld so long as such actions would not potentially have any material adverse long-term or short-term effect on the Premises or the Campus.  As used herein, the term “Hazardous Material” means any hazardous or toxic substance, material or waste, which is or becomes regulated by any local governmental authority, the State of Florida or the United States Government.  The term “Hazardous Material” includes, without limitation, any material or substance which is (a) petroleum, (b) asbestos, (c) radioactive material or waste, (d) Infectious Waste, (e) designated as a “hazardous substance” pursuant to Section 311 of the Federal Water Pollution Control Act (33 U.S.C. § 1317), (f) defined as a “hazardous waste” pursuant to Section 1004 of the Federal Resource Conservation and Recovery Act, 42 U.S.C. § 6901 et seq. (42 U.S.C. § 6903), (g) defined as a “hazardous substance” pursuant to Section 101 of the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. § 9601), (h) regulated under the Toxic Substances Control Act (15 U.S.C. § 2601 et seq.) or defined as a “PCB,” or (i) any other substance or material similarly classified by any other federal, state or local statute or ordinance or by any rule or regulation promulgated or adopted pursuant thereto, whether now existing or hereinafter enacted.  Tenant shall arrange for the removal and proper disposition of any infectious, hazardous or radioactive waste or other medical wastes from the Premises by qualified vendors and in accordance with Legal Requirements. Upon the Landlord’s reasonable request, at any time and from time to time during the existence of this Lease, the Tenant will provide at the Tenant’s sole expense (unless such request by Landlord was not based on Landlord’s good faith belief, supported by reasonable evidence, that Tenant is operating the Premises in violation of the terms of this Section, in which case Landlord will pay the reasonable cost thereof), an inspection or audit of the Premises from an engineering or consulting firm approved by the Landlord indicating the presence or absence of such Hazardous Materials on the Premises. If the Tenant fails to provide same after thirty (30) days notice, the Landlord may order same, and the Tenant grants to the Landlord and its employees and agents access to the Premises and a license to undertake the testing.  The cost of such tests, together with interest thereon at the Interest Rate, shall be Additional Rent owing by the Tenant to the Landlord pursuant to this Lease.

12.5         Notification.  Tenant shall immediately notify the Landlord in writing: (a) of any existing, pending, or, to the knowledge of Tenant, threatened investigation or inquiry regarding the Premises by any governmental authority in connection with any applicable Environmental Laws and will transmit to Landlord copies of any citations, orders, notices or other materials, governmental or other communication received with thereto or other environmentally regulated substances affecting the Premises or Tenant; (b) should Tenant become aware of any litigation, enforcement, or threat of litigation relating to any alleged unauthorized release of any Hazardous Materials or the existence of any Hazardous Materials or other environmental contamination, liability, or problem with respect to or arising out of or in connection with the Premises; and (c) of any change in the nature or extent of any pollutants, toxic materials, petroleum oil or waste oil, any Hazardous Materials maintained on, in or under the Premises or used in connection therewith.

12.6         Survival.  Section 12.2 to Section 12.5, inclusive, shall survive the expiration or any termination of this Lease.

ARTICLE 13

DAMAGE OR DESTRUCTION

13.1         Duty to Repair.  Except as otherwise provided in this ARTICLE 13, if the MOB or any part thereof shall be damaged or destroyed by any casualty or cause whatsoever, Tenant shall promptly give written notice thereof to Landlord, and Tenant shall, at its sole cost and expense, and whether or not any insurance proceeds are available or sufficient for such purpose, restore, repair, or rebuild the MOB to the condition and value prior to such damage or destruction.  Alternatively, Tenant may, at its election, either remove all of the Improvements on the Premises and dispose of them in accordance with Legal Requirements, and construct the Replacement MOB, or remove any damaged or destroyed portion of the MOB and replace said portion with new improvements, provided that Tenant complies with the requirements of this Lease concerning construction of the Improvements.  Tenant shall commence reconstruction, repair, restoration, or rebuilding of the damaged or destroyed portion within ninety (90) days after the occurrence of such damage or destruction thereof (provided that if such reconstruction, repair, restoration, or rebuilding of the damaged or destroyed portion cannot reasonably be commenced within said 90 day period using commercially reasonable efforts, whether due to delays in government permitting or otherwise, then said 90 day period shall be automatically extended for a reasonable period of time not to exceed a maximum of 270 days in any event), and thereafter Tenant shall diligently pursue the same to completion.

13.2         Landlord’s Election to Terminate.  In the event that Tenant fails to commence its repair, restoration, rebuilding, or reconstruction of the MOB in accordance with this ARTICLE 13, or fails to substantially complete the same within one hundred twenty (120) days following the commencement thereof (provided that if such repair, restoration, rebuilding, or reconstruction of the MOB cannot reasonably be substantially completed within said 120 day period using commercially reasonable efforts, then said 120 day period shall be automatically extended for a reasonable period of time in order to make the applicable repair, restoration, rebuilding, or reconstruction provided that Tenant diligently pursues completion of the same), and in the further event that Tenant shall not cure such failure within thirty (30) days after notice thereof from Landlord, Tenant’s failure shall be deemed a Default under this Lease.  If Tenant is in

Default under this Lease, any insurance proceeds which shall have been paid to Tenant and not applied to the demolition and removal of the Improvements or the repair, restoration, rebuilding, or reconstruction of the MOB (excluding any insurance proceeds paid to Leasehold Mortgagee in accordance with any existing Leasehold Mortgage) shall be deemed Additional Rent due and payable by Tenant to Landlord immediately prior to the termination of Tenant’s rights under this Lease.  All insurance proceeds not yet paid to Tenant (excluding any insurance proceeds to be paid to Leasehold Mortgagee in accordance with any existing Leasehold Mortgage) shall become the property of Landlord upon such a Default.

13.3         Payment of Proceeds.  All insurance proceeds paid on account of such damage or destruction, less the reasonable cost, if any, incurred in connection with adjustment of the loss and the collection thereof, shall be paid to Landlord or, if required by the terms of the Leasehold Mortgage, to the Leasehold Mortgagee in accordance with the terms of the Leasehold Mortgage, and such proceeds shall be held for the use and benefit of Tenant in a federally insured, interest-bearing account, to be applied solely to the payment of the costs of the aforesaid restoration, repair, rebuilding or reconstruction incurred by Tenant, including the cost of temporary repairs or for the protection of property pending the completion of permanent restoration, repairs, rebuilding, or reconstruction.  Such proceeds shall be paid out to, or at the direction of, Tenant from time to time as such work progresses in the manner provided in this Lease for the construction of the Improvements.  If the net insurance money as aforesaid shall be insufficient to pay the entire cost of such work, Tenant shall pay the deficiency upon demand by Landlord or any applicable Leasehold Mortgagee. Tenant may finance any such deficiency and secure such financing with a Leasehold Mortgage. Upon receipt by Landlord and any applicable Leasehold Mortgagee of satisfactory evidence of the character required hereunder that the restoration has been completed and paid for in full and that there are no liens of the character referred to therein, and if said repair, rebuilding, or restoration shall be otherwise in compliance with the requirements of this Article, then any balances of the insurance money then held by Landlord or Leasehold Mortgagee shall be paid to Tenant.  Anything herein contained to the contrary notwithstanding, in the event of the termination of this Lease prior to such completion, any and all insurance proceeds then on hand with the Landlord or Leasehold Mortgagee shall become the property of Landlord and Leasehold Mortgagee in proportion to their interests, and Tenant shall have no right, title, interest or claim thereto or therein whatsoever. If the Leasehold Mortgagee elects to apply the insurance or condemnation proceeds to the debt secured by the Leasehold Mortgage as permitted by Article 8, it shall be obligated to release the Premises and the interests related to the Premises from the liens, security interests and assignments of the Leasehold Mortgage. If the insurance or condemnation proceeds are applied by the Leasehold Mortgagee to the debt secured by the Leasehold Mortgage in accordance with the terms of this Lease, the Leasehold Mortgagee shall be obligated to release the Premises and the interests related to the Premises from the liens, security interests and assignments of the Leasehold Mortgage.

13.4         No Abatement.  No destruction of or damage to the Improvements by fire or any other casualty or cause shall relieve Tenant from its liability to pay Rent and other charges payable under this Lease, and Tenant shall have no right to terminate or surrender this Lease.  Tenant waives any rights now or hereafter conferred upon it by statute or other applicable law to terminate or surrender this Lease or the MOB or any part thereof, or to any suspension, diminution, abatement or reduction of rent on account of any such destruction or damage.

ARTICLE 14

CONDEMNATION

14.1         Participation in Proceedings.  In the event that the Premises in whole or in any part, shall be taken in condemnation proceedings or by exercise of any right of eminent domain or by agreement between Landlord, Tenant, and those authorized to exercise such right (any such matters being herein referred to as a “Taking”), Landlord, Tenant, and any Person having an interest in the award or awards, including, without limitation, any Leasehold Mortgagee, shall have the right to participate in any such condemnation proceedings or agreement for the purpose of protecting their interests hereunder.  Each party so participating shall pay its own expenses therein.

14.2         Definitions.  For purposes of this Lease, the term “Improvements Award” shall mean that part of any award which shall be specifically attributed by the condemning authority, or other body authorized to make the award (“Condemnation Authority”) as compensation for the MOB on the Premises and, in the case of a partial Taking, any consequential damages to the untaken portions of the MOB; or, if not attributed by the Condemnation Authority, that part of the award as shall be determined by agreement between the parties, or by a court of competent jurisdiction if the parties are unable to reach an agreement, as being attributable to the MOB and to any consequential damages to such untaken portions thereof.

14.3         Effect of Taking; Termination of Lease.  If at any time during the Term of this Lease there shall be a Taking of substantially all of the Premises, this Lease shall terminate and expire on the date of such Taking. Rent hereunder shall be apportioned and paid to the date of such Taking.  For the purpose of this Article, “substantially all of the Premises” shall be deemed to have been taken if, in Landlord’s reasonable determination, the untaken part of the Premises shall be insufficient for the economic and feasible use and operation of the Premises by Tenant.

14.4         Allocation of Proceeds.  If this Lease shall have terminated as a result of such a Taking, Landlord shall be entitled to the award for (a) the underlying land constituting the Premises, (b) consequential damages to and diminution of the land described in (a) of this sentence not so taken, (c) shall be entitled to any award for loss of future rental income from the Premises and loss of the reversionary interest in the Improvements; and (d) the value of any easement or other property interests or rights in favor of Landlord provided for in the REA affecting the Premises, if any.  Subject to the terms of any then existing Leasehold Mortgage and the terms of this Lease, Tenant shall be entitled to the balance of the Improvements Award.

14.5         Continuation of Lease After Taking.  If any Taking shall not be of substantially all of the Premises, this Lease shall continue after any such partial Taking and shall remain unaffected, except that Tenant shall, promptly after such partial Taking and at its expense, take commercially reasonable efforts to either restore any improvements to the Premises altered or damaged by such partial Taking to a complete architectural unit, in which event Tenant shall be entitled to so much of the Improvements Award as may be reasonably necessary to reimburse Tenant for its costs (the sum of the funds paid by Tenant for labor, services, materials, supplies, insurance and bond premiums, development, financing and all other costs and expenses) directly related to such restoration, or demolish any such damaged or altered Improvements and construct new Improvements thereon in accordance with the terms of this Lease.  Tenant shall be required to restore the Premises regardless of whether the cost of such restoration exceeds Tenant’s share of the Improvements Award.  Following any such partial Taking, the Base Rent shall be redetermined equitably by Landlord based on the amount of land comprising the Premises that was the subject of the Taking and the amount of land comprising the Premises remaining after such Taking.  The balance of the Improvements Award shall be apportioned between Landlord and Tenant, with Landlord receiving a percentage of such balance equal to the number of years of useful life of the Improvements expected after expiration of the Term, divided by the total number of years of useful life of the Improvements.  Alternatively, Tenant may demolish any such damaged or altered Improvements and construct new improvements thereon in accordance with the terms of this Lease, in which case the entire Improvements Award shall be the property of Tenant.  In either case, the Improvements Award shall be paid to the Landlord or, if required by the terms of the Leasehold Mortgage, to the Leasehold Mortgagee pursuant to the terms of the Leasehold Mortgage, and held and disbursed periodically to Tenant as provided in the case of insurance proceeds in ARTICLE 13. Tenant shall commence such construction or restoration within ninety (90) days after the date of such partial Taking, shall diligently pursue such construction or restoration, and shall use reasonable efforts to substantially complete the same within one hundred twenty (120) days from the date of the Taking.  If Tenant shall fail to commence or complete such construction or restoration within the respective time periods specified hereby (or Tenant has failed to adopt the plan for the completion of such construction or if Tenant has adopted such a plan, Tenant is not diligently pursuing its completion), unless such failure is due to circumstances that are beyond the control of Tenant and in the further event that Tenant does not cure such failure within thirty (30) days after notice thereof is given by Landlord, such failure shall be a Default under this Lease, whereupon Landlord shall be entitled to the entire Improvements Award, or so much thereof as has not been disbursed and used in construction or restoration.  Landlord shall commence the construction or restoration of any partial Taking of the Common Areas within sixty (60) days after the date of such partial Taking and shall diligently pursue such construction or restoration, and shall use reasonable efforts to substantially complete the same within six (6) months from the date of the Taking.  If Tenant’s share of the Improvements Award shall be less than the costs incurred by Tenant in construction or restoration, Tenant shall pay all other such costs not covered by the Improvements Award.

14.6         Certain Damages Not Collectible by Tenant.  In the event of any Taking, Tenant shall not be entitled to any payment based upon the value of the unexpired Term of this Lease, or for any amount or sum other than Tenant’s share of the Improvements Award.

14.7         Taking of Lesser Interests.  In the event of the Taking of an easement or any other taking which shall be of an interest or estate in the Premises less than a fee simple (other than a Taking for temporary use mentioned in Section 14.3 hereof), as a result of which the Premises shall be insufficient for the economic and feasible operation thereof by Tenant, this Lease shall terminate and expire with the same force and effect as in the case of a Taking pursuant to Section 14.3 hereof.  Otherwise, such Taking shall be deemed insufficient to terminate this Lease, and the division of the award shall be governed by Section 14.4 and Section 14.5 hereof.  For purposes of this Section, any change of grade of a roadway on which the Premises abuts, to the extent that such change impairs Tenant’s use of the Premises and requires Tenant to make changes to the Premises to restore such use, shall be deemed a partial Taking subject to this Article, and any recovery as a result of the same shall be paid to Tenant to the extent provided in this ARTICLE 14 for restoration costs.

14.8         Taking for Temporary Use.  In the event of a Taking of all or a part of the Premises for temporary use, this Lease shall continue without change as between Landlord and Tenant, there shall be no redetermination of Rent, and Tenant shall be entitled to the award made for such use, except that:

(a)           for a Taking of all or part of the Premises for a temporary use, if such award is payable periodically as such temporary use continues, it shall be paid to Tenant until the date of expiration or termination of this Lease and to Landlord from and after the date of expiration or termination of this Lease; or, if any such award shall be in a lump sum, Tenant shall be entitled to a sum equal to a maximum of three (3) months’ aggregate Rent, and the balance of such award shall be deposited with Landlord.  Such balance shall be paid to Tenant in equal quarter-annual installments so long as this Lease shall continue in effect; and

(b)           for a Taking of all or part of the Premises for a temporary use, Tenant shall be entitled to file and prosecute any claim against the condemnor for damages and to recover the same, for any negligent use, waste or injury to the Premises throughout the balance of the Term of this Lease.  The amount of damages so recovered shall be paid to the Tenant and shall be applied by Tenant first to any necessary repair or restoration of the Premises occasioned by such negligent use, waste, or injury.

ARTICLE 15

SURRENDER

15.1         Surrender of Premises.  Except as herein otherwise expressly provided in this Lease, Tenant shall surrender and deliver up the Premises and all Improvements to Landlord at the expiration or other termination of this Lease or of Tenant’s right to possession hereunder, without fraud or delay (a) in same condition as exists on the date leased, ordinary wear and tear resulting from proper use thereof excepted, (b) in such operating condition as is capable of performing its originally intended use, (c) having been used, operated, serviced and repaired in accordance with the terms of this Lease and the terms of manufacturer’s instructions, and (d) free and clear of all liens and encumbrances (including but not limited to any Leasehold Mortgage,  and other liens or encumbrances on the Premises and any Improvements to secure the Acquisition Financing or a Refinance), and without any payment or allowance whatsoever by Landlord on account of the improvements or any other improvements made by Tenant, except as otherwise specifically set forth herein.  The improvements and all other structures and improvements made by Tenant upon the Premises and Tenant’s personal property and fixtures which cannot be removed without causing damage to the MOB or the Tenant Common Area Improvements or the Premises shall become the property of Landlord upon such expiration or termination.

15.2         Removal of Certain Property.  Notwithstanding the provisions of Section 15.1, within ten (10) days following the expiration or other termination of this Lease or of Tenant’s right to possession hereunder, Tenant shall remove all or so much of Tenant’s personal property as specified by Landlord from the Premises. Tenant shall pay or cause to be paid to Landlord the costs of repairing or restoring any injury or damage to the Premises arising from such removal so as to return the Premises to the condition thereof that existed (or was required to exist)

immediately prior to such removal.  Such costs shall be Additional Rent and shall be deemed due and payable as of the date on which surrender by Tenant is required under this Lease.

15.3         Property Not Removed.  Any personal property of Tenant which shall remain in or upon the Premises after Tenant has surrendered possession of the Premises shall be deemed to have been abandoned by Tenant, and at the option of Landlord, such property:  (a) shall be retained by Landlord as its property; (b) shall be disposed of by Landlord in such manner as Landlord shall determine, without accountability to any person; or (c) shall be promptly removed by Tenant at Tenant’s expense upon written request from Landlord.  Landlord shall not be responsible for any loss or damage occurring to any property owned by Tenant.  Notwithstanding such automatic vesting of title, Tenant shall execute and deliver such appropriate deed or bill of sale in recordable form evidencing such title transfer at Landlord’s request.

15.4         Holdover.  If Tenant, with or without the express or implied consent of Landlord, continues to hold and occupy the Premises after the expiration of the Term or earlier termination of this Lease, such holding over beyond the Term and the acceptance or collection of Rent in the amount specified below by Landlord shall operate and be construed as creating a tenancy from month to month and not for any other term whatsoever.  Said month to month tenancy may be terminated by Landlord by giving Tenant seven (7) days written notice, and at any time thereafter Landlord may re-enter and take possession of the Premises.  If Tenant continues after the expiration of the Term or earlier termination of this Lease to hold and occupy the Premises whether as a month-to-month tenant or a tenant at sufferance or otherwise, Tenant shall pay Rent for each month in an amount equal to the sum of (i) 150% times the Base Rent payable during the month in which such expiration or termination occurs, plus (ii) all Additional Rent accruing during the month, plus (iii) any and all other sums payable by Tenant pursuant to this Lease.  During any continued tenancy after the expiration of the Term or earlier termination of this Lease, Tenant shall be obligated to perform and observe all of the terms, covenants and conditions of this Lease, but shall have no rights hereunder other than the right, to the extent given by applicable law, to continue its occupancy and use of the Premises until the tenancy is terminated.  Nothing contained herein shall constitute the consent, express or implied, of Landlord to the holding over of Tenant after the expiration or earlier termination of this Lease.

15.5         Failure to Surrender. If Tenant fails to surrender the Premises upon the expiration or termination of this Lease in a timely manner and in accordance with the provisions of this Lease, in addition to any other liabilities to Landlord accruing therefrom, Tenant shall defend, indemnify and hold Landlord, its principals, officers, directors, agents, and employees harmless from loss or liability resulting from such failure, including, without limiting the generality of the foregoing, loss of rental with respect to any new lease in which the rental payable thereunder exceeds the Rent collected by Landlord pursuant to this Lease during Tenant’s hold-over and any claims by any proposed new tenant founded on Tenant’s failure to surrender the Premises.

15.6         Survival of Terms.  The terms of this Article shall survive any termination of this Lease.

ARTICLE 16

NOTICE

16.1         Notice.  Whenever in this Lease it is required or permitted that notice be given by either Party to the other, such notice shall be personally delivered, sent by confirmed facsimile transmission or by nationally recognized commercial overnight courier.  Notice shall be deemed received, when given (or refused), if by personal delivery or confirmed facsimile transmission prior to 5:00 p.m. recipient’s time on a business day, otherwise on the next regularly occurring business day.  Notice by commercial overnight delivery service shall be deemed received on the next business day following deposit.  All notices shall be directed as follows, unless the Parties shall otherwise direct, in writing:

LANDLORD:	Tenet Hialeah Healthsystem, Inc. c/o Hialeah Hospital 651 East 25th Street Hialeah, FL 33013 Attention: Chief Executive Officer Telephone: (305) 693-6100 Facsimile: (305) 835-4252

COPY TO:	Tenet Hialeah Healthsystem, Inc. c/o Tenet Healthcare Corporation 1445 Ross Avenue, Suite 1400 Dallas, TX 75202 Attention: Legal Department Telephone: (469) 893-2709 Facsimile: (469) 893-8613

COPY TO:	Tenet Healthcare Corporation 1445 Ross Avenue, Suite 1400 Dallas, TX 75202 Attention: Vice President — Real Estate Telephone: (469) 893-2210 Facsimile: (469) 893-8613

TENANT	c/o Applefield Waxman, Inc. 2801 PGA Boulevard, Suite 220 Palm Beach Gardens, FL 33410 Attention: Brian K. Waxman Telephone: (561) 687-5800 Facsimile: (561) 689-1255

COPY TO:	Scott L. McMullen, Esq. Jones, Foster, Johnston & Stubbs, P.A. 801 Maplewood Drive, Suite 22-1 Jupiter, FL 33458 Telephone: (561) 659-3000 Facsimile:(561) 746-6933

COPY TO:	BH-AW Hialeah, LLC 15601 Dallas Parkway, Suite 600 Addison, TX 75001
	Attn:	Executive Vice President of Real Estate
	Fax:	(214) 655-1610

COPY TO:	Behringer Harvard Opportunity REIT II, Inc. 15601 Dallas Parkway, Suite 600 Addison, TX 75001 Attn: Chief Legal Officer Facsimile: (214) 655-1610

ARTICLE 17

DEFAULT; REMEDIES

17.1         Default of Tenant.  Each of the following shall be deemed a default by Tenant (each, a “Default” or “Event of Default”):

(a)           Failure to pay the Base Rent, Additional Rent or any other sums payable by Tenant hereunder as and when due and such default shall continue for more than ten (10) days after written notice; provided Landlord shall only be obligated to provide written notice twice in any twelve (12) month period.

(b)           Tenant fails to observe and perform any other covenant, condition or agreement under this Lease to be performed by Tenant and (i) such failure continues for a period of thirty (30) days after written notice thereof is given to Tenant by Landlord; or (ii) if, by reason of the nature of such default it cannot be remedied within thirty (30) days, Tenant fails to proceed with diligence reasonably satisfactory to Landlord after receipt of the notice to cure the default or, in any event, fails to cure such default within one hundred twenty (120) days after receipt of the notice; provided, however, that if such default is not cured within one hundred twenty (120) day after receipt of the notice notwithstanding Tenant’s diligent and commercially reasonable efforts to cure such default, then, provided that Tenant furnishes to Landlord adequate assurance of the performance of the prompt cure of such default, and Tenant is diligently pursuing a cure of such default, then Tenant shall have such longer period of time as may be reasonably necessary to cure such default. The foregoing notice and cure provisions do not apply to any Event of Default otherwise specifically described in any other subsection of Section 17.1.

(c)           Intentionally Deleted.

(d)           Tenant fails to continuously operate the Premises as a medical office building, which, for purposes of this subsection, means that Tenant permits the Occupants of more than seventy percent (70%) of the rentable square footage of the MOB to cease to do business in the MOB for more than one hundred eighty (180) days, except in connection with any (A) casualty or condemnation, (B) repairs or maintenance pursuant to the terms of this Lease, (C) the demolition of the MOB and construction or the Replacement MOB pursuant to the terms of this Lease, (D) construction, repairs or maintenance by Landlord at the Hospital or the

Premises, or any other cessation caused by the actions or omissions of Landlord, or (E) with the consent of Landlord.

(e)           (i) The filing by Tenant of a petition under the Bankruptcy Code or the commencement of a bankruptcy or similar proceeding by Tenant; (ii) the failure by Tenant within sixty (60) days to dismiss an involuntary bankruptcy petition or other commencement of a bankruptcy, reorganization or similar proceeding against such party, or to lift or stay any execution, garnishment or attachment of such consequence as will impair its ability to carry on its operation at the Premises; (iii) the entry of an order for relief under the Bankruptcy Code in respect of Tenant; (iv) any assignment by Tenant for the benefit of its creditors; (v) the entry by Tenant into an agreement of composition with its creditors; (vi) the approval by a court of competent jurisdiction of a petition applicable to Tenant in any proceeding for its reorganization instituted under the provisions of any state or federal bankruptcy, insolvency, or similar laws; (vii) the appointment by final order, judgment, or decree of a court of competent jurisdiction of a receiver of a whole or any substantial part of the properties of Tenant (provided such receiver shall not have been removed or discharged within sixty (60) days of the date of his qualification); or (viii) the dissolution of Tenant (provided, however, that if such dissolution of Tenant is due to an administrative dissolution, Tenant shall be in Default if it is not reinstated within sixty (60) days after the effective date of such administrative dissolution).

(f)            (i) Any receiver, administrator, custodian or other Person takes possession or control of any of the Premises and continues in possession for sixty (60) days; (ii) any writ against any of the Premises is not released within sixty (60) days; (iii) any judgment is rendered or proceedings are instituted against the Premises or Tenant which affect the Premises or any part thereof, which is not dismissed for sixty (60) days (except as otherwise provided in this Section); (iv) all or a substantial part of the assets of Tenant are attached, seized, subjected to a writ or distress warrant, or are levied upon, or come into the possession of any receiver, trustee, custodian, or assignee for the benefit of creditors; (v) Tenant is enjoined, restrained, or in any way prevented by court order, or any proceeding is filed or commenced seeking to enjoin, restrain or in any way prevent Tenant from conducting all or a substantial part of its business or affairs; or (vi) except as otherwise permitted hereunder, a final notice of lien, levy or assessment is filed of record with respect to all or any part of the Premises or any property of Tenant located at the Premises and is not dismissed, discharged, or bonded off within thirty (30) days.

(g)           Any material representation or warranty made by Tenant in this Lease or any other document executed in connection with this Lease, or any report, certificate, application, financial statement or other instrument furnished by Tenant pursuant hereto or thereto shall prove to be false, misleading or incorrect in any material respect as of the date made.

(h)           Tenant defaults under the REA, and any applicable grace or cure period with respect to default under the REA expires without such default having been cured.  This provision applies to the REA as it may be amended, modified, extended, or renewed from time to time.

(i)            The occurrence of Change of Ownership or other change in ownership or an assignment or sublease of this Lease, which is not permitted by the terms of this Lease.

(j)            Any material Government Authorization is cancelled, suspended, reduced to provisional or temporary, or otherwise invalidated, or license revocation or decertification proceedings are commenced against Tenant.

(k)           Intentionally Deleted.

(l)            Tenant’s failure to maintain insurance required to be maintained by this  Lease.

17.2         Default of Landlord.  The following shall be deemed a default by Landlord: failure to perform any act to be performed by Landlord hereunder or to comply with any provision, condition or covenant contained herein and such failure continues for more than thirty (30) calendar days after written notice of such failure is delivered to Landlord, or in the event of a default which cannot with due diligence be cured within such thirty (30) day period to cure said default and to prosecute the curing of such default with due diligence and to complete the curing of said default within a reasonable time thereafter.

17.3         Remedies.  Upon the occurrence of a Default or an Event of Default under this Lease, and at any time thereafter until Landlord waives the default in writing or acknowledges cure of the default in writing, at Landlord’s option, without additional declaration, notice of nonperformance, protest, notice of protest, notice of default, notice to quit or any other notice or demand of any kind, Landlord may exercise any and all rights and remedies provided in this Lease or under applicable law, including, without limitation, any one or more of the following remedies:

(a)           Landlord may re-enter and take possession of the Premises or any portion thereof without terminating this Lease, and lease such Premises for the account of Tenant, holding Tenant liable for all costs of Landlord in reletting such Premises and for the difference in the amount received by such reletting and the amounts payable by Tenant under the Lease.

(b)           Landlord may terminate this Lease with respect to all or any portion of the Premises, exclude Tenant from possession of such Premises, holding Tenant liable for all Rent and all other amounts payable by Tenant hereunder to the date of such termination, and use efforts to lease such Premises to others, holding Tenant liable for the difference in the amounts received from such reletting and the amounts payable by Tenant under this Lease.

(c)           Landlord may re-enter the Premises or any portion thereof and have, repossess and enjoy such Premises as if this Lease had not been made, and in such event, Tenant and its successors and assigns shall remain liable for any contingent or unliquidated obligations or sums owing at the time of such repossession.

(d)           Landlord may have access to and inspect, examine and make copies of the books and records and any and all accounts, data and income tax and other returns of Tenant insofar as they pertain to the Premises.

(e)           Landlord may accelerate all of the unpaid Rent hereunder so that the aggregate Rent for the unexpired term of this Lease becomes immediately due and payable, in addition to all Rent and all other amounts payable by Tenant hereunder to the date of termination.

(f)            Landlord may take whatever action at law or in equity as may appear necessary or desirable to collect the Rent and other amounts payable under this Lease then due and thereafter to become due, or to enforce performance and observance of any obligations, agreements or covenants of Tenant under this Lease.

(g)           Without waiving any prior or subsequent Event of Default, Landlord may waive any Event of Default or, with or without waiving any Event of Default, remedy any default.

(h)           Landlord may enter and take possession of the Premises or any portion thereof without terminating the Lease and perform the obligations of Tenant under this Lease.

(i)            Landlord may apply, without notice to Tenant, for the appointment of a receiver (“Receiver”) of the Premises.  Unless prohibited by law, such appointment may be made either before or after termination of Tenant’s possession of the Premises, without notice, without regard to the solvency or insolvency of Tenant at the time of application for such Receiver and without regard to the then value of the Premises, and Landlord may be appointed as Receiver.  The Receiver shall have the power to collect the rents, income, profits and receivables of the Premises during the pendency of the receivership and all other powers which may be necessary or are usual in such cases for the protection, possession, control, management and operation of the Premises during the whole of said proceeding.  All sums of money received by the Receiver from such rents and income, after deducting therefrom the reasonable charges and expenses paid or incurred in connection with the collection and disbursement thereof, shall be applied to the payment of the Rent or any other monetary obligation of Tenant under this Lease, including, without limitation, any losses or damages incurred by Landlord under this Lease.  Tenant, if requested to do so, will consent to the appointment of any such Receiver as aforesaid.

(j)            Landlord may terminate any management agreement with respect to any of the Premises and shall have the right to retain one or more managers for the Premises at the expense of Tenant, such manager(s) to serve for such term and at such compensation as Landlord reasonably determines is necessary under the circumstances.

17.4         Right of Set Off.  Landlord may, and is hereby authorized by Tenant to, at any time and from time to time without advance notice to Tenant (any such notice being expressly waived by Tenant), set off and apply any and all sums held by Landlord, any indebtedness of Landlord to Tenant, and any claims by Tenant against Landlord, against any obligations of Tenant hereunder and against any claims by Landlord against Tenant, whether or not such obligations or claims of Tenant are matured and whether or not Landlord has exercised any other remedies hereunder.  The rights of Landlord under this Section are in addition to any other rights and remedies Landlord may have against Tenant.

17.5         Performance of Tenant’s Covenants.  Landlord may perform any obligation of Tenant which Tenant has failed to perform within five (5) days after Tenant’s receipt of written notice to Tenant from Landlord informing Tenant of its specific failure.  Tenant shall reimburse

Landlord on demand, as Additional Rent, for any expenditures thus incurred by Landlord and shall pay interest thereon at the Interest Rate.

17.6         Escrows and Application of Payments.  As security for the performance of its obligations hereunder, Tenant hereby assigns to Landlord all its right, title, and interest in and to all monies escrowed with Landlord under this Lease and all deposits with utility companies, taxing authorities and insurance companies; provided, however, that Landlord shall not exercise its rights hereunder until an Event of Default has occurred which is not cured within the applicable notice and/or cure period.  Any payments received by Landlord under any provisions of this Lease during the existence or continuance of an Event of Default shall be applied to Tenant’s obligations in the order which Landlord may determine.

17.7         Remedies Cumulative.  Suit or suits for the recovery of such damages, or any installments thereof, may be brought by Landlord from time to time at its election, and nothing contained herein shall be deemed to require Landlord to postpone suit until the date when the term of this Lease would have expired nor limit or preclude recovery by Landlord against Tenant of any sums or damages which, in addition to the damages particularly provided above, Landlord may lawfully be entitled by reason of any Default hereunder on the part of Tenant.  All the remedies hereinbefore given to Landlord and all rights and remedies given to it at law and in equity shall be cumulative and concurrent.

17.8         Waivers.  To the fullest extent permitted by applicable law, Tenant waives (i) any notice required by statute or other law as a condition to bringing an action for possession of, or eviction from, any of the Premises, (ii) any right of re-entry or repossession, (iii) any right to a trial by jury in any action or proceeding arising out of or relating to this Lease, (iv) any objections or claims with respect to the exercise by Landlord of any rights or remedies, (v) any right of redemption whether pursuant to statute, at law or in equity, (vi) all presentments, demands for performance, notices of nonperformance, protest, notices of protest, notices of dishonor, notices to quit and any other notice or demand of any kind, (vii) all notices of the existence, creation or incurring of any obligation or advance under this Lease before or after this date, and (viii) any obligation Landlord may have to mitigate Tenant’s damages.

17.9         No Waiver.  Forbearance by Landlord to enforce one or more of the remedies herein provided upon a default shall not be deemed or construed to constitute a waiver of Landlord’s right to enforce any such remedies with respect to any subsequent default. No failure by a party to insist upon the strict performance of any agreement, term, covenant or condition hereof or to exercise any right or remedy consequent upon a breach thereof and no acceptance of full or partial Rent during the continuance of any such breach, shall constitute a waiver of any such breach or of such agreement, term, covenant or condition.  No agreement, term, covenant or condition hereof to be performed or complied with by a Party, and no breach thereof, shall be waived, altered or modified except as a written instrument executed by the Party against whom enforcement is sought.  No waiver of any breach shall affect or alter this Lease, but each and every agreement, term, covenant and condition hereof shall continue in full force and effect with respect to other then existing or subsequent breach thereof.

17.10       Obligations Under the Bankruptcy Code.  Upon filing of a petition by or against Tenant under the Bankruptcy Code, Tenant, as debtor and as debtor-in-possession, and any trustee who may be appointed with respect to the assets of or estate in bankruptcy of Tenant, agree to pay monthly in advance on the first day of each month, as reasonable compensation for the use and occupancy of the Premises, an amount equal to all Rent due pursuant to this Lease.  Included within and in addition to any other conditions or obligations imposed upon Tenant or its successor in the event of the assumption and/or assignment of this Lease are the following: (i) the cure of any monetary defaults and reimbursement of pecuniary loss within not more than thirty (30) days of assumption and/or assignment; (ii) the deposit of an additional amount equal to not less than three (3) months’ Base Rent, which amount is agreed to be a necessary and appropriate deposit to secure the future performance under this Lease of the Tenant or its assignee; and (iii) the continued use of the Premises for the use permitted under this Lease.

17.11       Tenant’s Remedies.  In the event of an uncured default of Landlord, Tenant shall, subject to the provisions of Section 9.1(a) and Section 20.1, be entitled to all rights and remedies available to Tenant at law or in equity, except Tenant shall not be entitled to (a) any abatement, set-off or withholding of Rent, or (b) terminate this Lease.

ARTICLE 18

QUIET ENJOYMENT

18.1         Tenant’s Right to Quiet Enjoyment.  Tenant, upon paying the Rent and other charges herein provided for, and upon observing and keeping all covenants, agreements and conditions of this Lease to be kept on its part, shall quietly have and enjoy the Premises during the term of this Lease without hindrance or molestation by anyone claiming by, through or under Landlord; subject, however, to the exceptions, reservations and conditions of this Lease.

18.2         Landlord’s Right of Entry.  Tenant shall permit Landlord and its authorized representatives to enter the Premises at all reasonable times and with reasonable notice (except in an emergency) for the purpose of (a) inspecting the same, and (b) making any necessary repairs thereto and performing any work therein that may be necessary by reason of Tenant’s failure to make any such repairs or perform any such work or to commence the same for ten (10) days after written notice from Landlord (or without notice in case of emergency).  Nothing herein shall imply any duty upon the part of Landlord to do any such work, and performance thereof by Landlord shall not constitute a waiver of Tenant’s Default in failing to perform the same.  During the progress of any work in the Premises performed by Landlord pursuant to the provisions of this Section, Landlord may keep and store therein all necessary materials, tools, supplies and equipment.  Landlord shall not be liable for inconvenience, annoyance, disturbance, loss of business or other damage to Tenant by reason of making such repairs or performing any such work, or on account of bringing materials, tools, supplies and equipment into the Premises during the course thereof, and the obligations of Tenant under this Lease shall not be affected thereby.  Landlord shall also have the right to enter the Premises at all reasonable times during usual business hours for the purpose of showing the same to prospective purchasers or lenders of the Premises, and for the purpose of showing the same to prospective lessees.

ARTICLE 19

ESTOPPEL CERTIFICATES

Tenant shall, at its own cost and expense, at any time and from time to time, within ten (10) days after request by Landlord, certify by written instrument, duly executed, acknowledged and delivered to Landlord, or any other Person specified by Landlord: that this Lease is unmodified and in full force and effect, or, if there have been any modifications, that the same is in full force and effect as modified and stating the modifications; whether or not there are then existing any setoffs or defenses against the enforcement of any of the agreements, terms, covenants or conditions hereof and any modifications hereof upon the part of Tenant to be performed or complied with, and, if so, specifying the same; the dates, if any, to which the Base Rent, Additional Rent and any other charges hereunder have been paid in advance; the date of expiration of the Term; the Rent then payable under this Lease; and such other matters reasonably requested by Landlord.  Landlord shall at any time and from time to time, within thirty (30) days after request by Tenant, certify by written instrument, duly executed, acknowledged and delivered to Tenant, or any other Person specified by Tenant: that this Lease is unmodified and in full force and effect, or, if there have been any modifications, that the same is in full force and effect as modified and stating the modifications; whether or not there are then existing any setoffs or defenses against the enforcement of any of the agreements, terms, covenants or conditions hereof and any modifications hereof upon the part of Tenant to be performed or complied with, and, if so, specifying the same; the dates, if any, to which the Base Rent, Additional Rent and any other charges hereunder have been paid in advance; the date of expiration of the Term; the Rent then payable under this Lease; and such other matters reasonably requested by Tenant and Tenant’s Leasehold Mortgagee; provided, however, that any such instrument shall not amend or modify the terms of this Lease.  Landlord.  Tenant shall pay the Landlord’s costs and expenses (including the cost and expense of legal counsel) incurred in connection with responding to any request for an estoppel statement.

ARTICLE 20

LANDLORD’S LIABILITY

20.1         Landlord’s Liability.  The term “Landlord” as used in this Lease, as far as the covenants and agreements of Landlord in this Lease are concerned, shall be construed to mean only the holder or holders of Landlord’s interest in this Lease at the time in question.  In the event of any transfer or transfers of Landlord’s interest, other than a transfer for security prior to foreclosure thereof, the Landlord herein named (and in case of any subsequent transfer, the then transferor) shall be automatically freed and relieved, from and after the date of such transfer, from all duties and obligations as to the performance of any covenants or agreements on the part of Landlord to be performed or observed after such transfer.  Any funds in which Tenant has an interest and which are in the hands of such Landlord at the time of such transfer shall be turned over to the transferee, and any amount then due and payable to Tenant shall be paid to Tenant by the then transferor.  It is the intent of this Section that the provisions of this Lease shall be binding upon Landlord, its successors and assigns only during and in respect of their respective successive periods of ownership.  In any event, and notwithstanding any other provision of this Lease, neither Landlord (including any successor Landlord) nor any officer, director, agent, partner, member trustee, beneficiary, or employee thereof shall be liable in an individual or personal capacity for the performance or nonperformance of any agreement, covenant, or obligation of Landlord contained in this Lease, and Tenant shall look solely to the interest of Landlord from time to time in the Premises as the sole asset for payment and satisfaction of all liabilities of Landlord under this Lease.

20.2         Nonliability of Landlord.  Landlord, its agents, and employees, will not be liable for any loss, injury, death, or damage (including consequential damages) to persons, property, or Tenant’s business occasioned by theft, act of God, public enemy, injunction, riot, strike, insurrection, war, court order, requisition, order of governmental body or authority, fire, explosion, falling objects, steam, water, rain, leak or flow of water (including water from the elevator system), rain or snow from the Premises or into the Premises or from the roof, street, subsurface or from any other place, or by dampness or from the breakage, leakage, obstruction, or other defects of the pipes, sprinklers, wires, appliances, plumbing, air conditioning, or lighting fixtures of the Premises, or from construction, repair, or alteration of the Premises or from any acts or omissions of any other occupant or visitor of the Premises, or from any other cause beyond Landlord’s control.

ARTICLE 21

BROKERS

21.1         Indemnification for Leasing Commissions.  The Parties hereby represent and warrant that, except for Jones Lang Lasalle Americas, Inc. (to be paid by Landlord under a separate agreement), there were no real estate brokers involved in the negotiation and execution of this Lease and that no other Party is entitled, as a result of the actions of the respective party, to a commission or other fee resulting from the execution of this Lease. Each Party shall indemnify the other from any and all liability for the breach of this representation and warranty on its part and shall pay any compensation to any broker or Person who may be entitled thereto notwithstanding the representation and warranty.

ARTICLE 22

MISCELLANEOUS

22.1         Waiver.  One or more waivers of any covenant or condition by either party shall not be construed as such party’s waiver of a subsequent breach of the same covenant or condition, and the consent or approval by Landlord to or of any act by Tenant requiring Landlord’s consent or approval shall not be deemed to render unnecessary Landlord’s consent or approval to or of any subsequent similar act by Tenant.  No breach of a covenant or condition of this Lease shall be deemed waived unless in writing.

22.2         Entire Agreement; Amendments.  This Lease and the exhibits, attached hereto and forming a part hereof, set forth all covenants, promises, agreements, conditions and understandings between Landlord and Tenant concerning the Premises and there are no covenants, promises, agreements, conditions or understandings, either oral or written, between them other than are herein set forth.  No alteration, amendment, change or addition to this Lease shall be binding upon Landlord or Tenant unless reduced to writing and signed by each Party. Landlord and Tenant agree that during the time period when this Lease is encumbered by a Leasehold Mortgage which complies with the terms of this Lease, then Landlord and Tenant will not amend either (i) the terms of Article 8 of this Lease, or (ii) the Term of this Lease, without the written approval of the Leasehold Mortgagee.

22.3         Standards of Consent.  Where any provision of this Lease requires the consent or approval of Landlord or Tenant, Landlord and Tenant shall: (a) not unreasonably withhold,

condition, or delay such consent or approval, except as otherwise expressly provided in this Lease (such as by words to the effect of “sole” and/or “complete” discretion, in which event the consent or approval may be granted or withheld in such Party’s sole and absolute discretion); and (b) in the event consent or approval is withheld, the reasons for such withholding shall be given in writing.  Where any provision of this Lease requires a Party to do anything to the satisfaction of the other Party, each Party agrees that it will not unreasonably refuse to state its satisfaction with such action by the other Party.  Whenever any request for consent or approval is requested and Landlord denies such consent or approval and Tenant challenges or disputes Landlord’s denial of approval or consent, Tenant’s sole and exclusive remedy arising from any such denial of consent or approval shall be an action for specific performance and Tenant hereby waives, relinquishes and releases any rights it may have, now or in the future, to recover damages from Landlord arising out of Landlord’s failure or refusal to grant any such consent or approval.

22.4         Offer of Lease.  The submission of this Lease for examination does not constitute a reservation of or option for the Premises, and this Lease shall become effective as a Lease only upon execution and delivery thereof by Landlord and Tenant.

22.5         Governing Law.  This Lease shall be governed by, and construed in accordance with, the laws of the State of Florida, without regard to conflict of laws principles.  If any provision of this Lease or the application thereof to any Person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Lease shall not be affected thereby and each provision of the Lease shall be valid and enforceable to the fullest extent permitted by the law. Venue of any legal action arising under or pursuant to this Lease shall be in Miami-Dade County, Florida.

22.6         True Lease.  Notwithstanding anything herein to the contrary, Landlord and Tenant intend that this Lease constitute a true lease of the Premises and not a lease intended for security or other financing arrangements, and the Parties hereto have treated and will continue to treat this Lease as a true lease for all purposes, including, without limitation, tax and accounting.

22.7         Time is of the essence.  Time is of the essence of each obligation of each Party hereunder.

22.8         Unavoidable Delay - Force Majeure.  Except as otherwise expressly set forth in this Lease, in the event Landlord or Tenant shall be delayed or hindered in, or prevented from, the performance of any act required hereunder by reason of Force Majeure, then performance of such acts shall be excused for the period of the delay, and the period of the performance of any such act shall be extended for a period equivalent to the period of such delay.  For purposes of this Lease, “Force Majeure” means delay due in whole or in part to any strike, lockout, labor trouble, civil disorder, inability to procure materials, failure of power, restrictive governmental laws and regulations, riots, insurrections, war, fuel shortages, accidents, casualties, acts of God, acts caused directly or indirectly by the other Party (or that Party’s agents, employees, contractors, licensees or invitees) or any other cause beyond the reasonable control of the Party, then that Party shall not be deemed in default under this Lease as a result of such failure and any time for performance by Landlord or Tenant provided for herein shall be extended by the period of delay resulting from such cause.  Force Majeure shall not excuse or delay the payment of any monetary obligation.

22.9         Counterparts.  This Lease may be executed simultaneously or in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

22.10       Recorded Memorandum.  This Lease shall not be recorded.  However, the Parties hereto shall enter into a memorandum of this Lease, in recordable form, setting forth the identities of Landlord and Tenant, the date of the expiration of the Term, Landlord’s purchase rights and such other information as Landlord and Tenant shall agree upon.  In no event shall any such memorandum disclose the economic terms of this Lease. This memorandum of lease shall be in the form attached hereto as Exhibit 22.10 and incorporated herein by reference.

22.11       Landlord’s Lien.  Landlord shall have a lien against all of the property of the Tenant which may be located on the Premises for unpaid rent or other charges. Tenant hereby pledges and assigns to Landlord all the furniture, fixtures, goods and equipment of Tenant which shall or may be brought or put on the Premises as additional security for the payment of Tenant’s monetary obligations under this Lease, and Tenant agrees that said lien may be enforced by distress, foreclosure or otherwise at the election of the Landlord.  This provision shall be deemed to constitute a security agreement as that term is defined and utilized in the uniform commercial code in force in the state where the Premises are located. Tenant hereby authorizes Landlord to file and/or record uniform commercial code financing statements in sufficient form so that when properly filed, the security interest hereby given shall be perfected. Notwithstanding the order of recording or filing or any provision hereto, the lien described in this Section 22.11 shall be subordinate to the rights of any Leasehold Mortgagee.

22.12       Attorneys’ Fees and Costs.  Tenant shall pay all of Landlord’s costs and expenses, including reasonable attorneys’ fees in connection with any approvals requested by Tenant or required under this Lease.  In all matters relating to the enforcement or preservation of rights and remedies under this Lease and the security for this Lease, and in all matters of collection, whether or not an Event of Default has actually occurred or has been declared and thereafter cured the losing Party shall reimburse the prevailing Party for all costs and expenses and the prevailing Party shall be entitled to recover its reasonable legal fees and expenses. The Parties agree that such legal fees and expenses shall include, without limitation: (a) reasonable attorney’s and paralegal’s fees and disbursements; (b) the fees and expenses of any litigation (including appeals), bankruptcy, insolvency, receivership and any other similar proceeding, including, without limitation, attorney’s fees and costs; (c) court costs; (d) the expenses of the prevailing party and its employees, agents, attorneys and witnesses in preparing for litigation, administrative, bankruptcy, insolvency and other proceedings and for lodging, travel, and attendance at meetings, hearings, depositions, and trials; and (e) consulting and witness fees and expenses incurred by the prevailing party in connection with any litigation or other proceeding.

22.13       Conditions and Covenants.  All of the provisions of this Lease shall be deemed as running with the land, and construed to be “conditions” as well as “covenants” as though the words specifically expressing or imparting covenants and conditions were used in each separate provision.

22.14       Survival of Indemnities.  All representations, warranties and indemnities of Tenant under this Lease shall survive the expiration or sooner termination of this Lease.

22.15       Interpretation; Conflict.  Landlord and Tenant acknowledge that they were each represented by counsel in connection with this Lease and that each of them or their respective counsel reviewed and revised this Lease and that any rule of construction to the effect that ambiguities are to be resolved against the drafting Party or Landlord shall not be employed in the interpretation of this Lease. The words “hereof,” “herein” and “herewith” and words of similar import shall, unless otherwise stated, be construed to refer to this Lease as a whole and not to any particular provision of this Lease, and article, section, paragraph, exhibit and schedule references are to the articles, sections, paragraphs, exhibits and schedules of this Lease unless otherwise specified.  The words denoting persons shall include corporations and partnerships and vice versa. Any conflict between the printed provisions of this Lease and the typewritten or handwritten provisions, if any, shall be controlled by the typewritten or handwritten provisions. In the event of a conflict between the terms of this Lease and the terms of the REA, the terms of this Lease shall govern and control.

22.16       Waiver of Trial by Jury.  To the fullest extent permitted by applicable law, the Parties hereto shall and they hereby do waive trial by jury in any action, proceeding or counterclaim brought by either of the Parties hereto against the other on any matters whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant’s use or occupancy of the Premises and/or any claim or injury or damage.  In the event Landlord commences any proceedings for nonpayment of Rent, Tenant will not interpose any counterclaim of whatever nature or description in any such proceedings.

22.17       Relationship of the Parties.  Nothing contained in this Lease shall be deemed or construed as creating the relationship of principal and agent or of partnership or joint venture between the Parties hereto, it being understood and agreed that neither the method of computing rent nor any other provision contained herein nor any acts of the Parties hereto shall be deemed to create any relationship between the Parties hereto other than that of landlord and tenant.

22.18       No Third Party Beneficiaries.  This Lease shall not confer any rights or remedies upon any Person other than the Parties hereto and their respective successors and permitted assigns.

22.19       Severability.  The provisions of this Lease are intended to be independent and, in the event any provision hereof should be declared by a court of competent jurisdiction to be illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the remainder of this Lease.

22.20       Radon Gas.  Tenant hereby acknowledges that Radon is a natural occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risk to persons who are exposed to it over time.  Levels of radon that exceed federal and state guidelines have been found in buildings in Florida.  Additional information regarding radon and radon testing may be obtained from the County Public Health Unit.

22.21       Intentionally Deleted.

22.22       No Condition of Referrals.  Landlord and Tenant acknowledge, agree and confirm that neither the selection of Tenant nor the terms and conditions of this Lease shall be conditioned on Landlord or Tenant (i) making referrals to the other; (ii) being in a position to make or influence referrals to the other, or (iii) otherwise generating business for the other.

22.23       Compliance Obligations.  Tenant acknowledges, agrees and confirms that Tenant has received, read, understood and shall abide by Landlord’s Standards of Conduct.  The parties to this Lease shall comply with Landlord’s Compliance Program and Landlord’s policies and procedures related to the Anti-Kickback Statute and the Stark Law.  Landlord’s Standards of Conduct, summary of Compliance Program. and policies and procedures are available at: http://www.tenethealth.com/TenetHealth/OurCompany/EthicsBusiness Conduct.  Further, the parties to this Lease certify that they shall not violate the Anti-Kickback Statute and/or the Stark Law.

22.24       Exclusion Lists Screening.  Tenant shall screen all of its current and prospective owners, legal entities, officers, directors, employees, contractors, and agents (“Screened Persons”), if any, against (a) the United States Department of Health and Human Services/Office of Inspector General List of Excluded Individuals/Entities (available through the Internet at htt;://www.oig.hhs.gov), and (b) the General Services Administration’s List of Parties Excluded from Federal Programs (available through the Internet at http://www.epls.gov) (collectively, the “Exclusion Lists”) to ensure that none of the Screened Persons (y) are currently excluded, debarred, suspended, or otherwise ineligible to participate in Federal healthcare programs or in Federal procurement or nonprocurement programs, or (z) have been convicted of a criminal offense that falls within the ambit of 42 U.S.C. §  1320a-7(a), but have not yet been excluded, debarred, suspended, or otherwise declared ineligible (each, an “Ineligible Person”).  If, at any time during the term of this Lease any Screened Person becomes an Ineligible Person or proposed to be an Ineligible Person, Tenant shall immediately notify Landlord of the same.  Screened Persons shall not include any employee, contractor or agent who is not providing services to Landlord under this Lease.

22.25       Security.  Tenant, at its sole cost, shall be responsible for security on the Premises and shall take whatever legal precautions are necessary to protect the Premises, and all Occupants and property thereon. Landlord makes no representations or warranties with respect to crime in the area, undertakes no duty to protect Tenant or and Occupants against criminal acts and shall not be liable for any injury, wrongful death or property damage arising from any criminal acts.  Landlord may, from time to time, at Landlord’s sole discretion, employ or caused to be employed security personnel and equipment, however, such personnel and equipment are only for the protection of Landlord’s property. Landlord reserves the right, in its sole and absolute discretion, to start, alter or terminate any such security services without notice to Tenant or any Occupant. Tenant is urged to provide security for Tenant and the Occupants, and property as it deems necessary. Tenant is urged to obtain insurance to protect against criminal acts. Tenant acknowledges and agrees that Landlord is not providing any security services with respect to the Premises and that Landlord shall not be liable to Tenant or any Occupants for, and Tenant waives any claim against Landlord with respect to, any loss by theft or any other damage, personal injury, or wrongful death, suffered or incurred by Tenant or any Occupants in connection with the Premises or the use of the Premises.

[SIGNATURES APPEAR ON FOLLOWING PAGE]

THIS LEASE IS SIGNED as of the date first written above.

WITNESSES:		LANDLORD:

TENET HIALEAH HEALTHSYSTEM, INC., a Florida corporation

/s/ Sue Lynn Duncan		By:	/s/ Nicholas R. Bonrepos
Print Name:	Sue Lynn Duncan	Print Name:	Nicholas R. Bonrepos
		Title:	Authorized Signatory
/s/ Kimberly Bicknell
Print Name:	Kimberly Bicknell

TENANT:

BH-AW HIALEAH, LLC, a Delaware limited liability company

/s/ Scott L. McMullen		By:	/s/ Brian Waxman
Print Name:	Scott L . McMullen	Print Name:	Brian Waxman
		Title:	President
/s/ Cynthia F. Skwierc
Print Name:	Cynthia F. Skwierc

JOINDER BY JOINT VENTURE

The undersigned joins in this Lease for the purpose of acknowledging its agreement with the terms of Section 11.2 of this Lease.

JOINT VENTURE:

BH-AW Florida MOB Venture, LLC, a Delaware limited liability company

By:	/s/ Brian Waxman
Print Name:	Brian Waxman
Title:	President

EXHIBIT A

Legal Description of Premises

[TO BE ATTACHED]

1

EXHIBIT 9.1(a)

Arbitration Provision re: Section 9.1(a)

Resolution of Dispute. In the event of a dispute between the parties concerning Landlord’s denial of consent to a proposed assignment or sublease as provided in Section 9.1(a) of this Lease, the parties shall first seek to resolve the dispute by directly conferring with each other. If that fails to resolve the dispute within five (5) days after the party first notifies the other party of the dispute, either party may submit the dispute to a final and binding arbitration under the rules of the American Arbitration Association (“AAA”) governing commercial disputes. Notwithstanding any requirements of the rules or procedures of the AAA to the contrary, the following shall govern any such arbitration:

a.)                                   A single neutral arbitrator selected by the AAA will be used. The arbitrator used shall be selected by AAA, and the arbitrator shall have at least twenty (20) years of experience as a real estate attorney, with experience in the sale of medical office buildings in the Hialeah, Florida area and significant experience in hospital operations, including real estate operations associated therewith.

b.)                                  After selection of the arbitrator, counsel for the parties shall confer with the arbitrator to determine the discovery that shall take place.  Unless the parties agree otherwise, each party shall be entitled to take no more than two (2) depositions of potential witnesses and shall be entitled to serve not more than two (2) sets of interrogatories, neither of which shall include more than ten (10) interrogatories including subparts. Each party shall be entitled to make one (1) request for production of documents. The parties will respond within ten (10) days of service (and service shall be by e-mail or hand delivery) to any such interrogatories or request for production. Additional discovery may be permitted in the discretion of the arbitrator. All discovery shall be completed within ten (10) Business Days after selection of the arbitrator unless extended by the arbitrator for good cause shown.

c.)                                   The arbitration shall be governed by the laws of the State of Florida.

d.)                                  Unless extended by the arbitrator for good cause shown, the arbitration hearings shall commence no later than twenty (20) Business Days after selection of the arbitrator. The arbitration hearing shall not extend beyond two (2) days and the arbitrator shall determine the amount of time to be allocated to direct examination of witnesses and cross examination. Time shall be allocated equally among the parties.

e.)                                   Each party shall prepare and submit to the arbitrator and the other party a letter brief of no more than ten (10) pages setting forth its position not less than three (3) Business Days before the commencement of the arbitration hearing. Each party shall prepare and submit to the arbitrator and the other party a letter brief of no more than ten (10) pages setting forth its position not more than three (3) Business Days after the conclusion of the arbitration hearing.

f.)                                     The decision of the arbitrator shall be made not more than five (5) Business Days after the conclusion of the arbitration hearing. The decision shall be in writing, and shall set forth an explanation of the arbitrator’s decision. The arbitrator shall not have the authority to award any damages (including consequential damages).

g.)                                  Landlord and Tenant agree that the foregoing is the sole and exclusive remedy available to Tenant in the event of a dispute concerning the Landlord’s denial of consent to a proposed assignment or sublease. In addition, during the pendency of any dispute and any related arbitration proceeding neither party may make application to a court of competent jurisdiction for any remedy.

h.)                                  The dispute, any testimony, all documents produced and the outcome of the arbitration shall be confidential. Each party shall be entitled to all remedies available at law or equity to enforce this confidentiality obligation.

EXHIBIT 9.3(c)

Form of Approved Space Lease

[TO BE ATTACHED]

EXHIBIT 11.2

List of Repairs and Maintenance

[TO BE ATTACHED]

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EXHIBIT 12.1

Tenant’s Insurance

All insurance required hereunder shall be primary to any and all other insurance coverage and shall not contribute with similar insurance in effect by the other Party.

Tenant shall provide and maintain during the term of this Lease, at Tenant’s expense, the following insurance coverage written with carriers authorized to insure risks in the State of Florida and providing a thirty (30) day written notification of cancellation.  Landlord and its Affiliates shall be additional insureds under all such policies and under any excess liability policies supplying any portion of the Specified Limits except workers’ compensation insurance, Tenant’s insurers shall waive their rights of subrogation against Landlord and its Affiliates, and, upon request by Landlord, Tenant shall furnish Landlord with certificates and additional insured endorsements evidencing the existence of such insurance policies executed by Tenant’s insurance carrier or its authorized representative.

Workers compensation insurance, subject to statutory limits.

Employer’s liability insurance, in an amount of one million dollars ($1,000,000) per accident, with limits of $1,000,000 per accident for bodily injury by accident, and $1,000,000 per person for bodily injury by disease.

Commercial general liability insurance insuring against: (a) Claims for personal injury or property damage commonly covered by comprehensive general liability insurance with endorsements for incidental malpractice, contractual, personal injury, owner’s protective liability, voluntary medical payments, products and completed operations, broad form property damage, and extended bodily injury, with commercially reasonable amounts for bodily injury, property damage, and voluntary medical payments acceptable to Landlord, but with a combined single limit of not less than $10,000,000.00 per occurrence; (b) Claims for personal injury and property damage commonly covered by comprehensive automobile liability insurance, covering all owned and non owned automobiles, with commercially reasonable amounts for bodily injury, property damage, and for automobile medical payments acceptable to Landlord, but with a combined single limit of not less than $10,000,000.00 per occurrence; and (c) Claims commonly covered by worker’s compensation insurance for all persons employed by Tenant on the Premises. Such worker’s compensation insurance shall be in accordance with the requirements of all applicable local, state, and federal law.

During the period of any construction, Builder’s completed value risk policy (“Builder’s Risk Policy”) of insurance in a nonreporting form insuring against all “Special Form” risk of physical loss or damage to the Improvements, on an “all-risk” basis, including but not limited to, risk of loss from fire and other hazards, collapse, transit coverage, vandalism, malicious mischief, theft, earthquake (if Premises are in earthquake zone 1 or 2) and sinkholes (if usually recommended in the area of the Premises).  The Builder’s Risk Policy shall include endorsements providing coverage for building materials and supplies and temporary premises.  The Builder’s Risk Policy shall be in the amount of the full replacement value of the

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Improvements and shall contain a deductible amount acceptable to Landlord and any Leasehold Mortgagee. Landlord shall be named as an additional insured.  The Builder’s Risk Policy shall include an endorsement permitting initial occupancy.

Property Damage Insurance insuring against: (a) Loss or damage commonly covered by a “Special Form” policy insuring against physical loss or damage to the Improvements, on an “all-risk” basis, including but not limited to, risk of loss from fire and other hazards, collapse, transit coverage, vandalism, malicious mischief, theft, earthquake (if the Premises are in earthquake zone 1 or 2) and sinkholes (if usually recommended in the area of the Premises).  The policy shall be in the amount of the full replacement value of the Improvements and personal property of Tenant and shall contain a deductible amount acceptable to Landlord.  Landlord shall be named as an additional insured.  The policy shall include a stipulated value endorsement or agreed amount endorsement and endorsements for contingent liability for operations of building laws, demolition costs, and increased cost of construction; (b) If applicable, loss or damage by explosion of steam boilers, pressure vessels, or similar apparatus, now or hereafter installed on the Premises, in commercially reasonable amounts acceptable to Landlord; (c) Consequential loss of rents and income coverage insuring against all “Special Form” risk of physical loss or damage with limits and deductible amounts acceptable to Landlord covering risk of loss during the first 9 months of reconstruction, and containing an endorsement for extended period of indemnity of at least 6 months, and shall be written with a stipulated amount of coverage if available at a reasonable premium; (d) If the Premises are located, in whole or in part, in a federally designated 100 year flood plain area, flood insurance for the Improvements in an amount equal to the lesser of (i) the full replacement value of the Improvements; or (ii) the maximum amount of insurance available for the Improvements under all federal and private flood insurance programs; (e) Loss or damage caused by the breakage of plate glass in commercially reasonable amounts acceptable to Landlord; and (f) Loss or damage commonly covered by blanket crime insurance including employee dishonesty, in commercially reasonable amounts acceptable to Landlord.

Professional liability insurance as reasonably appropriate.

Business Interruption Insurance coverage with respect to the Premises in an amount of coverage reasonably sufficient to pay, if necessary, the Rent and other charges under the Lease for a period of not less than one (1) year.

Boiler and machinery insurance covering the full replacement cost value of the machinery and equipment in the MOB for loss or damage from explosion of boilers or pressure vessels and mechanical or electrical breakdown.

Before permitting any general contractor or subcontractor to perform any work at the MOB, Tenant shall obtain a certificate from such general contractor or subcontractor evidencing that it has obtained insurance in such amounts and against such risks as is customarily carried by persons engaged in similar businesses in the same geographical area.  Certificates of insurance shall be executed and filed prior to the commencement of  the subcontractor’s performance of any work.  All Tenant general contractors and subcontractors shall be required to include the Parties and their Affiliates as additional insureds on their insurance policies.  Tenant shall obtain endorsements evidencing such additional insured status for all required coverage.

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The insurance requirements set forth herein shall in no way limit either of the Parties liability hereunder.

All dollar amounts expressed in this Exhibit shall be updated every five (5) years based on the then-current market conditions.

The following provisions shall apply to all insurance coverages required hereunder: (a) the form and substance of all policies shall be subject to the approval of Landlord, which approval will not be unreasonably withheld, (b) the carriers of all policies shall have a Best’s Rating of “A” or better and a Best’s Financial Category of X or higher and shall be authorized to do insurance business in the State, (c) Tenant shall be the “named insured” and Landlord shall be an “additional insured” on each policy,  (d) Tenant shall deliver to Landlord certificates or policies showing the required coverages and endorsements.  The policies of insurance shall provide that the policy may not be cancelled or not renewed, and no material change or reduction in coverage may be made, without at least thirty (30) days’ prior written notice to Landlord, (e) the policies shall contain a severability of interest and/or cross liability endorsement, provide that the acts or omissions of Tenant or Landlord will not invalidate the coverage of the other party, and provide that Landlord shall not be responsible for payment of premiums,  (f) all loss adjustment shall require the written consent of Landlord and Tenant, as their interests may appear, and (g) at least 30 days prior to the expiration of each insurance policy, Tenant shall deliver to Landlord a certificate showing renewal of such policy and payment of the annual premium therefor and a current certificate of compliance completed and signed by Tenant’s insurance agent.

The term “full replacement value” means the actual replacement cost thereof from time to time including increased cost of construction endorsement, with no reductions or deductions.  Tenant shall, in connection with each annual policy renewal, deliver to Landlord a redetermination of the full replacement value by the insurer or an endorsement indicating that the Premises is insured for its full replacement value.  If Tenant makes any permitted alterations to the Premises, Landlord may have such full replacement value redetermined at any time after such permitted alterations are made, regardless of when the full replacement value was last determined.

Each of Tenant’s (or Developer’s) contractors (each, a “Contractor”) shall be required to obtain and maintain throughout construction related to the Improvements:

I.              CONTRACTOR’S LIABILITY INSURANCE

A.            The Contractor shall purchase from and maintain in a company or companies lawfully authorized to do business in the jurisdiction in which the Premises are located such insurance as will protect the Contractor, Tenant and Landlord from claims set forth below which may arise out of or result from the Contractor’s operations under the construction contract and for which the Contractor may be legally liable, whether such operations be by the Contractor or by a Subcontractor or by anyone directly or indirectly employed by any of them, or by anyone for whose acts any of them may be liable:

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1.             claims under workers’ compensation, disability benefit and other similar employee benefit acts which are applicable to the work to be performed;

2.             claims for damages because of bodily injury, occupational sickness or disease, or death of the Contractor’s employees;

3.             claims for damages because of bodily injury, sickness or disease, or death of any person other than the Contractor’s employees;

4.             claims for damages insured by usual personal injury liability coverage;

5.             claims for damages, other than to the work itself, because of injury to or destruction of tangible property, including loss of use resulting therefrom;

6.             claims for damages because of bodily injury, death of a person or property damage arising out of ownership, maintenance or use of a motor vehicle;

7.             claims for bodily injury or property damage arising out of completed operations; and

8.             claims involving contractual liability insurance applicable to the Contractor’s obligations.

B.            The insurance required by Section I.A includes the following:

                1.             Commercial General Liability Insurance, including as minimum coverages:  (1) Operations and Premises Liability (including Elevator Liability); (2) Independent Contractors’ Protective Liability; (3) Completed Operations and Product Liability (maintained on a year to year basis in effect for a period of three years after the date of final payment); (4) Personal Injury Liability with employment exclusion deleted; (5) Broad Form Property Damage Liability with Explosion, Collapse, and Underground Damage Liability endorsement; (6) Blanket Contractual Liability; (7) Scaffolding Act Liability (if available); and (8) terrorism coverage.  This insurance shall be written on an occurrence basis for not less than the following limits of liability, or any limits required by law, whichever is greater:  Bodily Injury Liability or Property Damage Liability each occurrence/aggregate - $4,000,000 Products/Completed Operations each occurrence/aggregate - $4,000,000 Personal and Advertising Injury each occurrence/aggregate - $4,000,000.  The policy shall be endorsed to have the general aggregate apply to the Premises only.

                2.             Workers’ Compensation, Occupational Disease, and Employer’s Liability Insurance shall be acquired by the Contractor and maintained throughout the term of this Agreement including as minimum coverages:  (1) Florida statutory limits; and (2) Employer’s Liability Insurance at a limit of not less than $1,000,000 each accident.

                3.             Comprehensive Automobile Liability Insurance shall be acquired by the Contractor and maintained throughout the term of the work including as minimum coverages:  (1) covering owned automobiles, employers’ non-ownership liability (including loading and

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unloading thereof); and (2) insuring against bodily injury, personal injury (including death), property damage, medical payments, and uninsured and underinsured motorists; and the limits of liability shall be no less than:  Bodily Injury Liability each occurrence/aggregate - $1,000,000; - Property Damage Liability each occurrence/aggregate - $1,000,000.

                4.             Umbrella Excess Liability Insurance with coverages for the same hazards as covered in the primary policies, including any special requirements, insuring liability exceeding the limits of each of the above-described coverages.  The limit of the insurance shall be no less than $10,000,000 combined limits.

C.            Prior to the commencement of the work, the Contractor shall file with the Tenant valid Certificates of Insurance and amendatory riders or endorsements to Contractor’s insurance policies required by this Paragraph, all in form and substance satisfactory to Tenant and Landlord, naming with respect to coverages in Sections I.B.1, I.B.3 and I.B.4: the Tenant, the Landlord and any subsidiary, parent or Affiliate either of them and their respective directors, officers, agents and employees; and its agents and employees and other persons or entities with an insurable interest designated by Tenant or Landlord as additional insureds.

                1.             Such certificates shall indicate that as respects said additional insureds, there shall be severability of interests under the insurance policies for all coverages provided under said insurance policies and that the coverages thereunder shall be primary with no insurance provisions, unless acceptable to Tenant and Landlord.

                2.             Such certificates and amendatory riders or endorsements shall clearly indicate the specific coverage (including the contractual liability for the Contractor’s obligations) and shall contain a provision requiring the giving of written notice to Tenant and Landlord at least thirty (30) days prior to the cancellation, non-renewal or material modification of any such policies, as evidenced by return receipt of United States Certified or Registered Mail.

D.            If requested by Tenant or Landlord, the Contractor shall promptly procure, at Tenant’s expense, liability insurance in such amounts as the Tenant may request insuring against perils not listed in Section I.A.

E.             If Contractor fails to purchase or maintain or require to be purchased and maintained the liability insurance specified by Section I.A, the Tenant may (but shall not be obligated to) purchase such insurance on the Contractor’s behalf and shall be entitled to be repaid for any premiums paid therefor by the Contractor.

F.             When such insurance, due to the attainment of a normal expiration date or renewal date, shall expire, the Contractor shall, not less than fifteen (15) days prior to such expiration or renewal date, supply Tenant and Landlord with updated replacement Certificates of Insurance and amendatory riders or endorsements that clearly evidence the continuation of all coverage in the same manner, limits of protection, and scope of coverage, as was provided by the Certificates and amendatory riders or endorsements originally supplied.

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EXHIBIT 22.10

MEMORANDUM OF GROUND LEASE

[to be attached]

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Schedule to Exhibit 10.51

Substantially Similar Ground Leases Omitted

Property	Landlord

Central Medical Building at Florida Medical Center	Douglas E. Rabe, as successor trustee pursuant to the FMC Land Trust Agreement Number 1001

East Medical Building at Florida Medical Center	Douglas E. Rabe, as successor trustee pursuant to the FMC Land Trust Agreement Number 1001

North Medical Building at Florida Medical Center	Douglas E. Rabe, as successor trustee pursuant to the FMC Land Trust Agreement Number 1001

Oakland Medical Mall at Florida Medical Center	Douglas E. Rabe, as successor trustee pursuant to the FMC Land Trust Agreement Number 1001

Medical Arts Building at North Shore Medical Center	Tenet Healthsystem North Shore, Inc.

Palmetto Medical Building	Lifemark Hospitals, Inc.

Farris Building at Good Samaritan Medical Center	Tenet Good Samaritan, Inc.

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